                                                                   Exhibit 10.05

                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT


                                 VistaCare, Inc.
                            Vista Hospice Care, Inc.
                               VistaCare USA, Inc.
                            FHI Health Systems, Inc.
                                  FHI GP, Inc.
                                  FHI LP, Inc.
                            Family Hospice, Ltd. and
                              FHI Management, Ltd.


                                  as BORROWERS


                                      with


                     HEALTHCARE BUSINESS CREDIT CORPORATION


                                    as LENDER

                            dated as of June 3, 2002

                                TABLE OF CONTENTS

                                                                            PAGE

SECTION 1.  DEFINITIONS AND INTERPRETATION...............................      1
      1.1.  Terms Defined................................................      1
      1.2.  Matters of Construction......................................      8
      1.3.  Accounting Principles........................................      9
      1.4.  Restatement..................................................      9

SECTION 2.  THE LOANS....................................................      9
      2.1.  Total Facility - Description.................................      9
      2.2.  Funding Procedures...........................................     10
      2.3.  Interest and Fees............................................     11
      2.4.  Additional Interest Provisions...............................     13
      2.5.  Payments.....................................................     13
      2.6.  Use of Proceeds..............................................     14
      2.7.  Lockboxes and Collections....................................     14
      2.8.  Fees.........................................................     16

SECTION 3.  COLLATERAL...................................................     16
      3.1.  Description..................................................     16
      3.2.  Lien Documents...............................................     17
      3.3.  Other Actions................................................     18
      3.4.  Searches.....................................................     18
      3.5.  Filing Security Agreement....................................     18
      3.6.  Power of Attorney............................................     18

SECTION 4.  CLOSING AND CONDITIONS PRECEDENT TO ADVANCES.................     19
      4.1.  Resolutions, Opinions, and Other Documents...................     19
      4.2.  Additional Preconditions to Loans............................     20
      4.3.  Absence of Certain Events....................................     21
      4.4.  Compliance with this Agreement...............................     21
      4.5.  Closing Certificate..........................................     21
      4.6.  Closing......................................................     21
      4.7.  Non-Waiver of Rights.........................................     21

SECTION 5.  REPRESENTATIONS AND WARRANTIES...............................     21
      5.1.  Organization and Validity....................................     21
      5.2.  Places of Business...........................................     22
      5.3.  Operation of Facilities......................................     22
      5.4.  Pending Litigation...........................................     23

      5.5.  Medicaid and Medicare Cost Reporting.........................     23
      5.6.  Title to Collateral..........................................     23
      5.7.  Governmental Consent.........................................     23
      5.8.  Taxes........................................................     23
      5.9.  Financial Statements.........................................     23
      5.10. Full Disclosure..............................................     24
      5.11. Guarantees, Contracts, etc...................................     24
      5.12. Compliance with Laws.........................................     24
      5.13. Other Associations...........................................     24
      5.14. Environmental Matters........................................     25
      5.15. Capital Stock and Equity Interests...........................     25
      5.16. Lockboxes....................................................     25
      5.17. Borrowing Base Reports.......................................     25
      5.18. Security Interest............................................     25
      5.19. Accounts.....................................................     26
      5.20. Pension Plans................................................     26
      5.21. Representations and Warranties for each Loan.................     26
      5.22. Interrelatedness of Borrowers................................     28

SECTION 6.  BORROWERS' AFFIRMATIVE COVENANTS.............................     28
      6.1.  Payment of Taxes and Claims..................................     28
      6.2.  Maintenance of Insurance, Financial Records and
            Legal Existence..............................................     28
      6.3.  Business Conducted...........................................     30
      6.4.  Litigation...................................................     30
      6.5.  Taxes........................................................     30
      6.6.  Financial Covenants..........................................     30
      6.7.  Financial and Business Information...........................     30
      6.8.  Officers' Certificates.......................................     31
      6.9.  Inspection...................................................     32
      6.10. Tax Returns and Reports......................................     32
      6.11. Material Adverse Developments................................     32
      6.12. Places of Business...........................................     32
      6.13. Notice of Action.............................................     32
      6.14. Verification of Information..................................     32
      6.15. Value Track System(TM).......................................     33

SECTION 7.  BORROWERS' NEGATIVE COVENANTS................................     33
      7.1.  Merger, Consolidation, Dissolution or
            Liquidation..................................................     33
      7.2.  Liens and Encumbrances.......................................     33
      7.3.  Negative Pledge..............................................     34
      7.4.  Transactions With Affiliates or Subsidiaries.................     34
      7.5.  Guarantees...................................................     34
      7.6.  Loans to Other Persons.......................................     34
      7.7.  Change in Ownership..........................................     35

      7.8.  Distributions................................................     35
      7.9.  Change in Business...........................................     35
      7.10. Adverse Transactions.........................................     35

SECTION 8.  DEFAULT......................................................     35
      8.1.  Events of Default............................................     35
      8.2.  Rights and Remedies on Default...............................     38
      8.3.  Nature of Remedies...........................................     39
      8.4.  Set-Off......................................................     39

SECTION 9.  MISCELLANEOUS................................................     39
      9.1.  GOVERNING LAW................................................     39
      9.2.  Integrated Agreement.........................................     40
      9.3.  Waiver and Indemnity.........................................     40
      9.4.  Time.........................................................     40
      9.5.  Expenses of LENDER...........................................     41
      9.6.  Confidentiality..............................................     41
      9.7.  Notices......................................................     41
      9.8.  Headings.....................................................     42
      9.9.  Survival.....................................................     42
      9.10. Successors and Assigns.......................................     42
      9.11. Duplicate Originals..........................................     42
      9.12. Modification.................................................     42
      9.13. Signatories..................................................     42
      9.14. Third Parties................................................     42
      9.15. Waivers......................................................     43
      9.16. CONSENT TO JURISDICTION......................................     43
      9.17. WAIVER OF JURY TRIAL.........................................     44
      9.18. Publication..................................................     44
      9.19. Discharge of Taxes, Borrower's Obligations, Etc..............     44
      9.20. Injunctive Relief............................................     44

SECTION 10. SPECIAL INTER-BORROWER PROVISIONS............................     44
      10.1. Certain Borrower Acknowledgments and Agreements..............     44
      10.2. Maximum Amount Of Joint and Several Liability................     45
      10.3. Authorization of VistaCare, Inc. by Borrowers................     45

                                  EXHIBIT LIST

Exhibit 2.1(c)(i)    --    Revolving Credit Note
Exhibit 2.1(c)(ii)   --    Term Loan Note
Exhibit 2.2(c)       --    Form of Loan Request
Exhibit 4.2A         --    Form of Notice Letter Re: Commercial Obligors
Exhibit 4.2B         --    Form of Notice Letter Re: Government Obligors
Exhibit 5.11         --    Guarantees
Exhibit 6.8          --    Officer's Certificates

                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

      This Amended and Restated Loan and Security Agreement (as the same may from time to time be amended, restated, modified or otherwise supplemented, this "AGREEMENT") is dated this 3rd day of June, 2002, by and among VistaCare, Inc., a Delaware corporation, Vista Hospice Care, Inc., a Delaware corporation, VistaCare USA, Inc., a Delaware corporation, FHI Health Systems, Inc., a Delaware corporation, FHI GP, Inc., a Texas corporation, FHI LP, Inc., a Nevada corporation, Family Hospice, Ltd., a Texas limited partnership, FHI Management, Ltd., a Texas limited partnership (together with each of their successors and permitted assigns, collectively referred to as the "BORROWERS" and each individually referred to as a "BORROWER"), and Healthcare Business Credit Corporation, a Delaware corporation, as lender (together with its successors and assigns, the "LENDER").

                                   BACKGROUND

      WHEREAS, BORROWERS and LENDER entered into a Loan and Security Agreement dated as of April 16, 2001 (said Loan and Security Agreement, as amended, the "Existing Credit Agreement");

      WHEREAS, pursuant to the Existing Credit Agreement, LENDER has made certain revolving loans (collectively, the "Prior Loans") to BORROWERS which Prior Loans are evidenced by that certain revolving credit note of BORROWERS dated as of April 16, 2001 in the original principal amount of $30,000,000 (the "Prior Note");

      WHEREAS, BORROWERS have requested and LENDER has agreed to, among other things, repay the Interim Advance under the Existing Credit Agreement with a term loan pursuant to the terms and conditions of this Agreement; and

      WHEREAS, BORROWERS and LENDER desire that, on the terms and conditions herein, (i) the Existing Credit Agreement be amended and restated into this Agreement, (ii) the Prior Loans continue under this Agreement, (iii) the Term Loan (as defined hereinafter) repay the outstanding principal balance of the Interim Amount and provide for additional working capital and general corporate purposes, and (iv) the Loans under the Existing Credit Agreement continue in full force and effect and, together with the other Loan Documents, secure the Obligations of BORROWERS (as such terms are defined hereinafter).

      NOW, THEREFORE, in consideration of the premises, the following mutual agreements and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that the Existing Credit Agreement be amended and restated to read in its entirety, as follows:

SECTION 1. DEFINITIONS AND INTERPRETATION

      1.1. Terms Defined: As used in this Agreement, the following terms have the following respective meanings:

            "ACCOUNT" or "ACCOUNTS" means a right to payment of a monetary obligation, whether or not earned by performance for services rendered or to be rendered or for a secondary obligation incurred or to be incurred, including but not limited to (a) the third party reimbursable portion of accounts receivable owing to a BORROWER arising out of the delivery by such BORROWER of medical, surgical, diagnostic or other professional, medical or dental services and/or the supply of goods related to any of such services (whether such services are supplied by a BORROWER or a third party), including all rights to reimbursement under any agreements with an Obligor, (b) all accounts, general intangibles, rights, remedies, guarantees, and security interests in respect of the foregoing, all rights of enforcement and collection, all books and records evidencing or related to the foregoing, and all rights under this Agreement in respect of the foregoing, (c) all information and data compiled or derived by such BORROWER in respect of such accounts receivable, subject to the confidentiality rights under applicable law and under rights and rules of JCAHO and (d) all proceeds of any of the foregoing. The term includes health-care insurance receivables.

            "ACCOUNTS DETAIL FILE" has the meaning set forth in Section 2.2(b) hereof.

            "ADVANCE(S)" means any monies advanced or credit extended, including without limitation the Loans to or for the benefit of BORROWERS, or any of them by LENDER, under the Total Facility.

            "ADVANCE RATE" means eighty five percent (85%) or such other percentage(s) resulting from an adjustment pursuant to Section 2.1(f) below.

            "AFFILIATE" means with respect to any Person (the "Specified Person"), (a) any Person which directly or indirectly controls, or is controlled by, or is under common control with, the Specified Person, and (b) any director or officer (or, in the case of a Person which is not a corporation, any individual having analogous powers) of the Specified Person or of a Person who is an Affiliate of the Specified Person within the meaning of the preceding clause (a). For purposes of the preceding sentence, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, or direct or indirect ownership (beneficially or of record) of, or direct or indirect power to vote, 5% or more of the outstanding shares of any class of capital stock of such Person (or in the case of a Person that is not a corporation, 5% or more of any class of equity interest).

            "AUTHORIZED OFFICER" means any officer or partner of a BORROWER authorized by specific resolution of such BORROWER to request Loans as set forth in the incumbency certificate referred to in Section 4.1(d) of this Agreement.

            "BILLING DATE" means the date on which the bill for services rendered or goods provided was sent to the respective Obligor.

            "BORROWING BASE" means, at any date, an amount equal to the lesser of (a) the sum of (i) the Revolving Loan Commitment, plus (ii) if the LENDER has made any Loan under the Tranche A Facility, the Tranche A Loan Commitment, plus
(iii) if the LENDER has made any Loan under the Tranche B Facility, the Tranche B Loan Commitment or (b) the product of (i) the applicable Advance Rate then in effect, times (ii) the Estimated Net Value of all Eligible Accounts as of such date.

            "BORROWING BASE DEFICIENCY" means, as of any date, the amount, if any, by which (a) the aggregate amount of all Advances outstanding as of such date exceeds (b) the Borrowing Base as of such date.

            "BORROWING BASE EXCESS" means, as of any date, the amount, if any, by which (a) the Borrowing Base as of such date exceeds (b) the aggregate amount of all Advances outstanding as of such date.

            "BORROWING BASE REPORT" has the meaning set forth in Section 2.2(b) hereof.

            "BUSINESS DAY" means any day other than a Saturday, Sunday or any day on which banking institutions in Philadelphia, Pennsylvania or New York City, New York are permitted or required by law, executive order or governmental decree to remain closed or a day on which LENDER is closed for business.

            "CHAMPUS" means the Civilian Health and Medical Program of the Uniformed Service, a part of TRICARE, a medical benefits program supervised by the U.S. Department of Defense.

            "CLOSING" has the meaning set forth in Section 4.6 hereof.

            "CLOSING DATE" has the meaning set forth in Section 4.6 hereof.

            "COLLATERAL" has the meaning set forth in Section 3.1 hereof.

            "COLLECTIONS" means with respect to any Account, all cash collections on such Account.

            "COLLECTION ACCOUNT" has the meaning set forth in Section 2.7(a) hereof.

            "COMMERCIAL LOCKBOX" means a lockbox in the name of LENDER (or a nominee of LENDER) and maintained at the Lockbox Bank, or such other bank as is acceptable to LENDER, to which Collections on all Accounts, other than Government Accounts, are sent.

            "COMMITMENT FEE" has the meaning set forth in Section 2.8 hereof.

            "CONCENTRATION LIMITS" means the various financial tests, expressed as percentages of the then current ENV of all Eligible Accounts, described on
SCHEDULE 1 as in effect from time to time.

            "CONTRACT" means an agreement by which an Obligor is obligated to pay for services rendered to patients of BORROWER.

            "DEBT SERVICE COVERAGE RATIO" means the ratio of (a) the sum of (i) net income, plus (ii) interest expense, plus (iii) income taxes, plus (iv) depreciation and amortization expenses, minus non-financed capital expenditures to (b) the sum of (i) interest expense, plus (ii) the current portion of long-term debt, plus (iii) the current portion of lease payments under capitalized leases plus (iv) Distributions, all as determined for BORROWERS on a consolidated basis in accordance with GAAP.

            "DEFAULT RATE" means 300 basis points above the interest rate otherwise applicable on the Loans or Term Loan.

            "DEFAULTED ACCOUNT" means an Account as to which (a) the initial ENV has not been received in full as Collections within one hundred and eighty (180) days of the Billing Date, or (b) LENDER reasonably deems uncollectible because of the bankruptcy or insolvency of the Obligor or any other reason.

            "DEPOSITORY AGREEMENT(S)" means those certain Depository Agreements entered into in connection with this Agreement among BORROWERS, LENDER and the Lockbox Bank, relating to the Commercial Lockbox and the Government Lockbox, as applicable.

            "DISTRIBUTION" means (i) dividends or other distributions on capital stock or other equity interests of a BORROWER; (ii) the redemption, repurchase or acquisition of such stock or equity interests or of warrants, rights or other options to purchase such stock or equity interest; and (iii) loans made to any Shareholders.

            "DOWNLOAD DATE" has the meaning set forth in Section 2.2(b) hereof.

            "ELIGIBLE ACCOUNT" means an Account of a BORROWER:

            (a) which is a liability of an Obligor which is (i) a commercial insurance company reasonably acceptable to LENDER, organized under the laws of any jurisdiction in the United States, having its principal office in the United States, other than those listed on SCHEDULE 1 as ineligible, (ii) a Blue Cross/Blue Shield Plan other than those listed on SCHEDULE 1 as ineligible,
(iii) CHAMPUS, Medicare or Medicaid, or (iv) a HMO, PPO or an institutional Obligor reasonably acceptable to LENDER, or any other type of Obligor, not included in the categories of Obligors listed in the foregoing clauses (i) -
(iii), organized under the laws of any jurisdiction in the United States, having its principal office in the United States, and is listed on SCHEDULE 1 as an eligible Obligor,

            (b)   the Obligor of which is not an Affiliate of BORROWER,

            (c) the Obligor of which has received a letter substantially in the form of EXHIBIT 4.2A (in the case of all Accounts other than Government Accounts) or a letter substantially in the form of EXHIBIT 4.2B (in the case of all Government Accounts),

            (d) in an amount, as relating to a specific bill of an individual patient, not less than Five and No/100 Dollars ($5.00) nor more than Fifty Thousand and No/100 Dollars ($50,000.00), denominated and payable in United States dollars,

            (e) as to which the representations and warranties of Section 5.21 hereof are true,

            (f) which (i) does not arise from the delivery of cosmetic surgery services and (ii) is not a workers' compensation claim (unless expressly approved by LENDER) and (iii) does not arise from any services delivered for injury sustained in a motor vehicle accident (unless the Obligor on such Account is a type of Obligor permitted pursuant to clause (a) of this definition) and
(iv) does not have an Obligor who is the individual patient or person who received the goods or services rendered,

            (g)   which is not outstanding more than (i) one hundred and eighty
(180) days past the Billing Date in the case of Accounts that have been billed, and (ii) forty five (45) days past the last day of the month in which the corresponding services and/or goods were provided in the case of Accounts that have not been billed, provided that in no event may the Account be outstanding more than two hundred and twenty five (225) days past the last day of the month in which the corresponding services and/or goods were provided, and provided further that such services rendered but not yet billed are Eligible Accounts to the extent (A) such services are reflected in BORROWERS' accounting records in a manner consistent with the recording of the billed accounts receivable and (B) that such amount does not exceed one hundred percent (100%) of eligible billed accounts receivable,

            (h) to the extent such Account does not include late charges or finance charges,

            (i) which complies with such other criteria and requirements as may be specified from time to time by LENDER in its reasonable discretion, and

            (j)   which is an Estimated Additional Unbilled Account.

            "ESTIMATED ADDITIONAL UNBILLED ACCOUNTS" has the meaning set forth in Section 2.2(b) hereof.

            "ESTIMATED NET VALUE" or "ENV" means on any date of calculation with respect to any Account an amount equal to the anticipated cash collections as calculated by LENDER using the Value Track System(TM) (which system periodically adjusts such amount to reflect LENDER's evaluation of the performance of similar Accounts and to reflect payments received with respect thereto), except that if LENDER determines that all Obligor payments with respect to an Account have been made or if an Account has become a Defaulted Account, the ENV of such Account shall be zero.

            "EVENT OF DEFAULT" has the meaning set forth in Section 8.1 hereof.

            "EXPENSES" has the meaning set forth in Section 9.5 hereof.

            "FUNDING DATE" has the meaning set forth in Section 2.2(a) hereof.

            "GAAP" means generally accepted accounting principles, consistently applied.

            "GOVERNMENT ACCOUNTS" means Accounts on which any federal or state governmental unit or any intermediary for a federal or state governmental unit is the Obligor.

            "GOVERNMENT LOCKBOX" means a lockbox and deposit account in the name of BORROWER(s) maintained at the Lockbox Bank, or such other bank as is acceptable to LENDER, to which Collections on all Government Accounts are sent.

            "HAZARDOUS SUBSTANCES" means any substances defined or designated as hazardous or toxic waste, hazardous or toxic material, hazardous or toxic substance or similar term, by any environmental statute, rule or regulation of any governmental entity presently in effect and applicable to such real property.

            "INITIAL CREDIT FACILITY" has the meaning set forth in Section 2.1(a) hereof.

            "INITIAL CREDIT TERM" has the meaning set forth in Section 2.1(d).

            "INITIAL TRANCHE TERM" has the meaning set forth in Section 2.1(d).

            "JCAHO" means the Joint Commission for Accreditation of Healthcare Organizations, a nationally recognized organization providing accreditations to hospitals and other healthcare facilities, or any successor entity charged with performing its functions.

            "LIBOR RATE" means an annual rate equal to the sum of the annual rate in effect in the London Interbank market applicable to one (1) month deposits of U.S. dollars as reported in the Wall Street Journal on the second Business Day preceding the date of determination. If the Wall Street Journal is not published on such Business Day or does not report such rate, such rate shall be as reported by such other publication or source as LENDER may select.

            "LOAN(S)" has the meaning set forth in Section 2.1(b) hereof and shall include the Term Loan.

            "LOAN DOCUMENTS" means this Agreement, the Revolving Credit Note, the Term Note, the Depository Agreements and all agreements relating to the Government Lockbox and the Commercial Lockbox, all financing statements and any other agreements, instruments, documents and certificates executed and/or delivered in connection with this Agreement, as each may be amended, restated, modified or otherwise supplemented from time to time.

            "LOAN REQUEST" has the meaning set forth in Section 2.2(c) hereof.

            "LOCKBOX BANK" means PNC Bank, National Association, or such other bank that is acceptable to LENDER.

            "MATURITY DATE" has the meaning set forth in Section 2.1(d) hereof.

            "MONITORING FEE" has the meaning set forth in Section 2.8 hereof.

            "NET WORTH" means the aggregate amount, determined on a consolidated basis in accordance with GAAP, of all of the assets of the BORROWERS less all liabilities of the BORROWERS.

            "OBLIGATIONS" means all now existing or hereafter arising loans, advances, liabilities, debts, obligations, covenants, and duties of payment or performance of every kind, matured or unmatured, direct or contingent, owing, arising, due or to become due, or payable to LENDER, by or from BORROWERS, or any of them, in each case to the extent arising out of this Agreement or any other Loan Document or otherwise, including, without limitation, all obligations to repay principal of and interest on all the Loans, and to pay interest, fees, including but not limited to renewal fees, Unused Line Fees, Non-use Fees, Termination Fees, the Monitoring Fee, other collateral monitoring fees, examination fees, closing fees, facility fees, costs, charges, expenses, professional fees, and any other sums chargeable to BORROWERS, or any of them, under the Loan Documents or any other agreement with LENDER, whether or not evidenced by any note or other instrument.

            "OBLIGOR" means the party primarily obligated to pay an Account.

            "PERSON" means any individual, corporation, partnership, limited liability partnership, limited liability company, association, trust, unincorporated organization, joint venture, court or government or political subdivision or agency thereof, or other entity.

            "PERMITTED LIENS" has the meaning set forth in Section 5.6.

            "PRIME RATE" means the highest per annum rate of interest referenced as the "Prime Rate" as reported in the Money Rates Section of The Wall Street Journal, on the date of determination. If The Wall Street Journal is not published on such Business Day or does not report such rate, such rate shall be as reported by such other publication or source as LENDER may select.

            "PROPERTY" means an interest of BORROWER in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

            "REVOLVING CREDIT NOTE" has the meaning set forth in Section 2.1(c).

            "REVOLVING LOAN COMMITMENT" means an amount equal to Twenty Million and No/100 Dollars ($20,000,000.00).

            "SECURITIES" has the meaning set forth in Section 6.14 hereof.

            "SHAREHOLDER" means, as applicable, a shareholder, member or partner of BORROWER.

            "SUBORDINATED DEBT" means debt or other obligations of a BORROWER that is subordinated to the Obligations of Borrowers to LENDER on terms and conditions that are satisfactory to LENDER in its sole discretion.

            "TERM LOAN" has the meaning set forth in Section 2.1(a).

            "TERM LOAN AMOUNT" means an amount equal to Three Million and No/100 Dollars ($3,000,000.00).

            "TERM LOAN COMMITMENT FEE" has the meaning set forth in Section 2.8 hereof.

            "TERM LOAN MATURITY DATE" has the meaning set forth in Section 2.1(e) hereof.

            "TERM NOTE" has the meaning set forth in Section 2.1(c) hereof.

            "TERMINATION FEE" has the meaning set forth in Section 2.3(d).

            "TOTAL FACILITY" has the meaning set forth in Section 2.1(a) hereof.

            "TOTAL FACILITY COMMITMENT" has the meaning set forth in Section 2.1(a) hereof.

            "TRANCHE A FACILITY" has the meaning set forth in Section 2.1(a) hereof.

            "TRANCHE A LOAN COMMITMENT" means an amount equal to Five Million and No/100 Dollars ($5,000,000.00).

            "TRANCHE B FACILITY" has the meaning set forth in Section 2.1(a) hereof.

            "TRANCHE B LOAN COMMITMENT" means an amount equal to Five Million and No/100 Dollars ($5,000,000.00).

            "TRICARE" means the medical program for active duty members, qualified family members, CHAMPUS eligible retirees and their family members and survivors, of all uniformed services.

            "UNIFORM COMMERCIAL CODE" or "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New Jersey.

            "UNMATURED EVENT OF DEFAULT" means an event which with the passage of time, giving of notice or both, would become an Event of Default.

            "UNUSED LINE FEE" has the meaning set forth in Section 2.3(c) hereof.

            "VALUE TRACK SYSTEM(TM)" means the proprietary business system used by LENDER to value and record the status of Accounts.

      1.2. Matters of Construction: The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements to which LENDER is a party, including, without limitation, references to any of the Loan Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof. All other undefined terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein.

      1.3. Accounting Principles: Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with GAAP, to the extent applicable, except as otherwise expressly provided in this Agreement.

      1.4. Restructuring: On the Closing Date, and at the time on such date that the restructuring contemplated by this Agreement occurs, (a) the Prior Loans shall continue as Loans under this Agreement and be evidenced by the Revolving Note, (b) the proceeds of the Term Loan shall be used to pay in full the Interim Advance and shall be used to provide for additional working capital and general corporate purposes of the BORROWERS and (c) the security interests and liens granted by BORROWERS under the Loan Documents and the documents delivered in connection therewith shall continue in full force and effect under this Agreement. None of the Prior Loans shall be deemed to have been repaid as a result of the restructuring described in this Section 1.4. None of the liens of BORROWERS granted to LENDER pursuant to the Loan Documents shall be terminated as a result of the restructuring described in this Section 1.4.

      1.5. Restatement: This Agreement shall not constitute a novation of the Existing Agreement or all or any portion of the Obligations evidenced thereby.

SECTION 2. THE LOANS

      2.1.  Total Facility - Description:

            (a) Subject to the terms and conditions of this Agreement, LENDER hereby establishes for the joint and several benefit of BORROWERS a total facility (the "TOTAL FACILITY") of up to Thirty Million and No/100 Dollars ($30,000,000) (the "TOTAL FACILITY COMMITMENT") consisting of (i) a line of credit facility (the "INITIAL CREDIT FACILITY") which shall not at any time exceed the maximum aggregate principal amount of the Revolving Loan Commitment,
(ii) a line of credit facility (the "TRANCHE A FACILITY") in a maximum aggregate principal amount at any time not to exceed the Tranche A Loan Commitment and (iii) a line of credit facility (the "TRANCHE B FACILITY") in a maximum aggregate principal amount at any time not to exceed the Tranche B Loan Commitment. In addition to the Total Facility, LENDER shall also provide to BORROWERS a term loan (the "TERM LOAN") which shall be made available to BORROWERS on the Closing Date in the principal amount not to exceed the Term Loan Amount, the proceeds of which will be used for additional working capital and general corporate purposes and to pay in full the outstanding principal balance of the Interim Advance as set forth and defined in the Existing Credit Agreement.

            (b) The Total Facility shall include Advances which may be extended by LENDER to or for the benefit of BORROWERS from time to time hereunder in the form of revolving credit loans ("LOANS"). The aggregate outstanding amount of all Advances under the Total Facility, at any time, shall not exceed the Borrowing Base. In no event shall the initial principal amount of any Loan be less than One Hundred Thousand and No/100 Dollars ($100,000.00). Subject to such limitation, the outstanding balance of all Advances may fluctuate from time to time, either to be reduced by repayments made by BORROWERS or to be increased by future Advances which may be made by LENDER. If the aggregate outstanding amount of all Advances exceeds the Borrowing Base, BORROWERS shall immediately repay such excess in full. LENDER has the right at any time, and from time to time, in its reasonable discretion (but without any obligation) to set aside reasonable reserves against the Borrowing Base in such amounts as LENDER may reasonably deem appropriate. The Obligations of BORROWERS under the Total Facility, the Term Loan and this Agreement are joint and several and shall at all times be absolute and unconditional.

            (c)   At Closing, BORROWERS shall duly execute and deliver to LENDER
(i) a promissory note made payable to the order of LENDER in the principal amount of the Total Facility Commitment (as the same may be amended, modified or replaced from time to time, the "REVOLVING CREDIT NOTE" and (ii) a promissory note made payable to the order of LENDER in the principal amount of the Term Loan Amount (as the same may be amended, modified or replaced from time to time, the "TERM LOAN NOTE"). The Revolving Credit Note and the Term Loan Note shall evidence BORROWERS' joint and several, absolute and unconditional obligation to repay LENDER for all Loans made by LENDER under the Total Facility and the Term Loan, respectively, with interest as herein and therein provided. Each and every Advance under the Total Facility shall be evidenced by the Revolving Credit Note, which is hereby incorporated herein by reference and made a part hereof. The Revolving Credit Note and the Term Loan Note shall be substantially in the form of EXHIBIT 2.1(C)(I) and EXHIBIT 2.1(C)(II), respectively, attached hereto and made a part hereof.

            (d) The term ("INITIAL CREDIT TERM") of the Total Facility shall expire on April 30, 2005. All Loans under the Total Facility shall be repaid on or before the earlier of (i) the last day of the Initial Credit Term, (ii) upon termination of the Total Facility, and (iii) termination of this Agreement (the earliest of such dates, the "MATURITY DATE"). After the Maturity Date no further Loans shall be available from LENDER.

            (e) The Term Loan shall be repaid on or before the earlier of (i) April 30, 2005 and (ii) termination of this Agreement (the earlier of such dates, the "TERM LOAN MATURITY Date").

            (f) From time to time, upon not less than three (3) Business Days notice to BORROWERS and provided that an Event of Default or Unmatured Event of Default has occurred hereunder, LENDER may adjust the Advance Rate in order to reflect, in LENDER'S reasonable judgment, the experience with BORROWERS (including by way of illustration, to adjust for any known or potential offsets by Medicare or Medicaid) or the aggregate amount or percentage of the Collections with respect to the Accounts.

      2.2.  Funding Procedures:

            (a) Subject to the terms and conditions of this Agreement and so long as no Event of Default or Unmatured Event of Default has occurred hereunder, LENDER will make Loans to BORROWERS once a week, on a specified Business Day of each week (such day to be mutually agreeable to BORROWERS and LENDER) or on such other day of the week as BORROWERS may request (such day is referred to herein as the "FUNDING DATE", whether or not BORROWERS have requested a Loan to be made on such date) and more frequently if requested by BORROWERS so long as there exists sufficient Borrowing Base Excess based on the most recent Borrowing Base Report.

            (b) Not later than 11:00 a.m. (Eastern Time) three (3) Business Days prior to each Funding Date ("DOWNLOAD DATE"), BORROWERS will deliver to LENDER the computer file data associated with the Accounts, which shall include, without limitation, the information (including changes in the Obligor reimbursement rates and changes in federal or state laws or regulations affecting payment for medical services), required by LENDER to enable LENDER to process and value the outstanding Accounts of BORROWERS on LENDER's Value Track System(TM), as well as bill and collect such Accounts following an Event of Default ("ACCOUNTS DETAIL FILE"). The computer file data associated with the Accounts shall include information which will enable LENDER to estimate additional unbilled Accounts ("ESTIMATED ADDITIONAL UNBILLED ACCOUNTS") from the Download Date to the day immediately preceding the Funding Date or from the Download Date to any day between such period provided that LENDER is able to ascertain any Estimated Additional Unbilled Accounts from such computer file data. Upon completion of the processing of the data with respect to such Accounts, LENDER will prepare and deliver to BORROWERS by no later than 5:00 p.m. (Eastern Time) on the first Business Day following the Download Date (or if such Accounts Detail File is not delivered until after 11:00 a.m. (Eastern Time) on the Download Date, the second Business Day following the Download Date) a report regarding the Borrowing Base then in effect, which shall be substantially in the form of EXHIBIT 2.2(b) (a "BORROWING BASE REPORT").

            (c) On the Funding Date, BORROWERS will sign and return the Borrowing Base Report to LENDER. If BORROWERS are requesting that a Loan be made on such Funding Date, BORROWERS shall also deliver to LENDER, concurrently with the Borrowing Base Report, a written request for such Loan substantially in the form of EXHIBIT 2.2(c) (a "LOAN REQUEST"). The

Borrowing Base Report and Loan Request may be delivered via telecopy and BORROWERS acknowledge that LENDER may rely on BORROWERS' signatures by facsimile, which shall be legally binding upon BORROWERS.

            (d) Subject to the terms and conditions of this Agreement, if the Borrowing Base Report and Loan Request are delivered to LENDER before 11:00 a.m. (Eastern Time) on the Funding Date, LENDER will advance on the Funding Date (or the next Business Day if the Borrowing Base Report and Loan Request are delivered after 11:00 a.m. (Eastern Time)) to BORROWER a Loan in an amount equal to the lesser of (i) the amount of the Loan requested by BORROWERS in the Loan Request or (ii) the Borrowing Base Excess as of such date, provided that such Loan is not less than One Hundred Thousand and No/100 Dollars ($100,000.00).

            (e) LENDER's determination of the Estimated Net Value of the Eligible Accounts and other amounts to be determined or calculated under this Agreement shall, in the absence of manifest error, be binding and conclusive.

      2.3.  Interest and Fees:

            (a) Each Advance shall bear interest on the outstanding principal amount thereof from the date made until such Advance is paid in full. The BORROWERS agree to pay interest on the unpaid principal amount of each Loan from time to time outstanding hereunder at the following rates per year:

                  (i) before maturity of any Loan, whether by acceleration or otherwise, at the option of BORROWER, subject to the terms hereof at a rate equal to:

                        (A) the Prime Rate, plus one and one-half of one percent (1.50%) per annum. The interest rate on all amounts outstanding under the Total Facility shall be adjusted weekly based on the Prime Rate as of each Funding Date; or

                        (B) the LIBOR Rate, plus three percent (3.00%) per annum.

                  (ii) after the Maturity Date, until paid, at a rate equal the Default Rate.

            (b) The Term Loan shall bear interest on the outstanding principal amount thereof from the Closing Date until such Term Loan is paid in full. The BORROWERS agree to pay interest on the unpaid principal amount of the Term Loan until the Term Loan Maturity Date at the LIBOR Rate, plus three and one-half percent (3.50%) per annum. The BORROWERS further agree to pay interest on the unpaid principal amount of the Term Loan after the Term Loan Maturity Date, until paid, at a rate equal to the Default Rate.

            (c) BORROWERS shall unconditionally pay to LENDER a fee ("UNUSED LINE FEE") equal to three-eighths of one percent (0.375%) per annum of the unused portion of the Total Facility. The unused portion of the Total Facility shall be the difference between (a) an amount equal to the sum of (i) the Revolving Loan Commitment plus (ii) the Tranche A Loan Commitment, if BORROWERS obtain any Advance under such facility, plus (iii) the Tranche B

Loan Commitment, if BORROWERS obtain any Advance under such facility, minus (b) the average daily outstanding balance of the Loans during each month (or portion thereof), which fees shall be calculated and payable monthly, in arrears, and shall be due and payable on the first Funding Date of each calendar month.

            (d) If any Event of Default shall occur and be continuing, the rate of interest applicable to each Loan then outstanding shall be the Default Rate. The Default Rate shall apply from the date of the Event of Default until the date such Event of Default is waived or cured, and interest accruing at the Default Rate shall be payable upon demand.

            (e) Should BORROWERS terminate the Total Facility for any reason prior to the last day of the Initial Credit Term, in addition to repayment of all Obligations under the Total Facility then outstanding and termination of LENDER's commitment hereunder, BORROWERS shall unconditionally be obligated to pay at the time of such termination, a fee ("TERMINATION FEE") in an amount equal to the product of (i) the product of (A) an amount equal to the sum of the Revolving Credit Commitment plus the Tranche A Loan Commitment, if BORROWERS' obtained any Advance under the Tranche A Facility, plus the Tranche B Loan Commitment, if BORROWERS' obtained any Advance under the Tranche B Facility, multiplied by (B) one-half of one percent (0.50%), multiplied by (ii) the remaining number of years until the last day of the Initial Credit Term (for purposes of such calculation, such number of years is rounded up to the next whole number for any partial year remaining). BORROWERS acknowledge that the Termination Fee is an estimate of LENDER's damages in the event of early termination and is not a penalty. In the event of termination of the Total Facility, all of the Obligations under the Total Facility shall be immediately due and payable upon the termination date stated in any notice of termination.

            (f) Should the BORROWERS terminate the Term Loan for any reason prior to the Term Loan Maturity Date, in addition to repayment of all Obligations related to the Term Loan, BORROWERS shall unconditionally be obligated to pay at the time of such termination, a fee ("TERM LOAN TERMINATION FEE") in an amount equal to (i) one and one-half percent (1.50%) of the Term Loan Amount if the effective date of such termination by BORROWERS is on or prior to the first annual anniversary of the Closing Date, (ii) one percent (1.00%) of the Term Loan Amount if the effective date of such termination by BORROWERS is after the first annual anniversary of the Closing Date and prior to the second annual anniversary of the Closing Date, and (iii) one half of one percent (0.50%) of the Term Loan Amount if the effective date of such termination by BORROWERS is after the second annual anniversary of the Closing Date and prior to the third annual anniversary of the Closing Date. BORROWERS acknowledge that the Term Loan Termination Fee is an estimate of LENDER's damages in the event of early termination and is not a penalty. In the event of termination of the Term Loan, all of the Obligations under the Term Loan shall be immediately due and payable upon the termination date stated in any notice of termination.

            (g) All undertakings, agreements, covenants, warranties and representations of BORROWERS contained in the Loan Documents shall survive any termination as set forth in Section 2.3(e) or Section 2.3(f) above, and LENDER shall retain its liens in the Collateral and all of its rights and remedies under the Loan Documents notwithstanding such termination until BORROWERS have paid the Obligations to LENDER, in full, in immediately available funds, together with the applicable Termination Fee or Term Loan Termination Fee, if any. Notwithstanding the payment in full of the Obligations, LENDER shall not be required to terminate its security interests in the Collateral unless, with respect to any loss or damage LENDER may incur as a result of dishonored checks or other items of payment received by LENDER from BORROWERS or any Obligor and applied to the Obligations, LENDER shall (i) have received a written agreement duly executed by BORROWERS and by any Person whose loans or other advances to BORROWERS are used in whole or in part to satisfy the Obligations, indemnifying LENDER from any such loss or damage; or (ii) have retained such monetary reserves and security interests on the Collateral for such period of time as LENDER, in its reasonable discretion, may deem necessary to protect LENDER from any such loss or damage.

      2.4.  Additional Interest Provisions:

            (a) Calculation of Interest: Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days, including the date a Loan is made and excluding the date such Loan or any portion thereof is paid or prepaid.

            (b) Continuation of Interest Charges: All contractual rates of interest chargeable on outstanding Loans shall continue to accrue and be paid even after default, maturity, acceleration, judgment, bankruptcy, insolvency proceedings of any kind or the happening of any event or occurrence similar or dissimilar.

            (c) Applicable Interest Limitations: In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder and charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under applicable law. In the event that any court of competent jurisdiction determines LENDER has charged or received interest hereunder in excess of the highest applicable rate, LENDER may, in its sole discretion, apply and set off such excess interest received by LENDER against other Obligations due or to become due and such rate shall automatically be reduced to the maximum rate permitted by such law.

            (d) Rate Selection and Change: BORROWERS shall select and change its selection of interest rates as among the Prime Rate and the LIBOR Rate to apply to the aggregate amount of all Advances outstanding as of such date, subject to the requirements herein stated:

                  (i)   At the time the initial Loan is made; and

                  (ii)  Two days (2) prior to each Funding Date.

      2.5.  Payments:

            (a) All accrued interest on the Loans bearing interest at the Prime Rate shall be due and payable weekly on the Funding Date, at the Maturity Date and upon payment in full beginning with the first of such dates to occur after the date of the first Loan hereunder, and to each Loan to which the LIBOR Rate applies, on the last Business Day of each month of each year until maturity, at the Maturity Date or Term Loan Maturity Date, as applicable, and upon payment in full. After the Maturity Date or Term Loan Maturity Date, as applicable, interest shall be payable on demand. Any Unused Line Fees shall be due and payable monthly on the first Funding Date of each month with respect to Unused Line Fees which accrued during the prior month.

            (b) If at any time the aggregate principal amount of all Advances outstanding exceeds the Borrowing Base then in effect, BORROWERS shall immediately make such principal prepayments of the Loans (subject to the terms of Section 2.3(e)) as is necessary to eliminate such excess.

            (c) Except as set forth below, the entire outstanding principal balance of all of the Advances, together with all unpaid accrued interest thereon and any unpaid Unused Line Fees, shall be due and payable on the Maturity Date. The outstanding principal balance of the Term Loan, together with all unpaid accrued interest thereon, shall be due and payable on the Term Loan Maturity Date. BORROWERS shall repay the Term Loan to LENDER on the last Business Day of each month commencing May 1, 2002 through and including the Term Loan Maturity Date in consecutive monthly payments of principal, each payment in the amount of Eighty Three Thousand Three Hundred Thirty Three and No/100 Dollars ($83,333.00), and interest accrued thereon.

            (d) Subject to the terms of Sections 2.3(c) and 2.3(e) above, BORROWERS may prepay the principal of the Loans on any Funding Date by giving LENDER written notice of the proposed prepayment two (2) Business Days prior to such Funding Date.

            (e) All payments and prepayments shall be applied first to any unpaid interest and fees and thereafter to the principal of the Loans and to other amounts due LENDER, in the order provided in Section 2.7(f) hereof. Except as otherwise provided herein, all payments of principal, interest, fees, or other amounts payable by BORROWERS hereunder shall be remitted to LENDER in immediately available funds not later than 11:00 a.m. (Eastern Time) on the day due. Whenever any payment is stated as due on a day which is not a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day and interest shall continue to accrue during such extension.

      2.6. Use of Proceeds: The extensions of credit under and proceeds of the Total Facility shall be used to repay existing indebtedness of BORROWERS and for working capital and general corporate purposes, including acquisitions. The proceeds of the Term Loan shall be used to repay the Interim Advance and for working capital and general corporate purposes.

      2.7.  Lockboxes and Collections:

            (a) BORROWERS will enter into lockbox agreements in respect of the Government Lockbox and Commercial Lockbox in such form and with the Lockbox Bank or such other bank as is acceptable to LENDER. BORROWERS shall instruct the Lockbox Bank maintaining the Government Lockbox and the Commercial Lockbox to initiate, or accept an initiation from LENDER which effectuates, a daily transfer of all available funds to an account of LENDER to be designated by LENDER (the "COLLECTION ACCOUNT").

            (b) BORROWERS will cause all Collections with respect to all of the Accounts, other than Government Accounts, to be sent directly to the Commercial Lockbox, and will cause all Collections with respect to all of the Government Accounts to be sent directly to the Government Lockbox (which may be effectuated by electronic transfer directly to the Government Lockbox). In the event that a BORROWER receives any Collections that should have been sent to the Commercial Lockbox or the Government Lockbox, such BORROWER will, promptly upon receipt and in any event within one (1) Business Day of receipt, forward such Collections directly to the Commercial Lockbox or Government Lockbox, as applicable, in the form received, and if requested by LENDER, promptly notify LENDER of such event. Until so forwarded, such Collections not generated from Government Accounts shall be held in trust for the benefit of LENDER.

            (c) No BORROWER shall withdraw any amounts from the accounts into which the Collections remitted to the Commercial Lockbox are deposited nor shall any BORROWER change the procedures under the agreements governing the Commercial Lockbox and related accounts.

            (d) BORROWERS will cooperate with LENDER in the identification and reconciliation on a daily basis of all amounts received in the Commercial Lockbox and the Government Lockbox. If more than five percent (5%) of the Collections since the most recent Funding Date is not identified or reconciled to the satisfaction of LENDER within ten (10) Business Days of receipt, LENDER shall not be obligated to make further Loans until such amount is identified or is reconciled to the reasonable satisfaction of LENDER, as the case may be. In addition, if any such amount cannot be identified or reconciled to the satisfaction of LENDER, LENDER may utilize its own staff or, if it deems necessary, engage an outside auditor, in either case at BORROWERS' expense (which in the case of LENDER's own staff shall be in accordance with LENDER's then prevailing customary charges (plus expenses)), to make such examination and report as may be necessary to identify and reconcile such amount.

            (e) No BORROWER will send to or deposit in the Commercial Lockbox or the Government Lockbox any funds other than payments made with respect to Accounts.

            (f) Prior to the occurrence of an Event of Default, on the Business Day following the day on which Collections are deposited in the Collection Account, LENDER shall cause such Collections to be applied to reduce the aggregate outstanding amount of the Advances, provided that, on each Funding Date, LENDER shall cause all Collections on deposit in the Collection Account on the day immediately preceding such Funding Date to be disbursed in the following order of priority:

                  (i) to LENDER for any costs and expenses of LENDER required to be paid or reimbursed by BORROWERS under this Agreement or under any of the other Loan Documents;

                  (ii) to LENDER in an amount equal to the unpaid accrued interest on the aggregate outstanding Advances as of such Funding Date;

                  (iii) to LENDER in an amount equal to any unpaid accrued Unused Line Fees which are then due and payable as of such Funding Date;

                  (iv) to LENDER in the amount of any Borrowing Base Deficiency, if any;

                  (v) subject to Section 2.3(c) and 2.3(e), to LENDER, the amount of any prepayment of principal of which BORROWERS have given notice to LENDER in accordance with Section 2.5(d) hereof; and

                  (vi) to LENDER for the aggregate outstanding amount of the Advances and any and all other fees due and payable hereunder.

In addition, promptly upon request of BORROWERS, so long as no Event of Default shall have occurred, LENDER shall disburse to BORROWERS the amount, if any, by which the collected balance in the Collection Account exceeds the aggregate outstanding principal amount of the Advances and all interest and other amounts that will be payable on the next Funding Date. Following the occurrence of an Event of Default, LENDER may apply all Collections to BORROWERS' Obligations in such order as LENDER may in its sole discretion determine.

      2.8. Fees: As of the Closing, LENDER shall have fully earned, and BORROWERS shall have paid to LENDER, a non-refundable commitment fee ("COMMITMENT FEE") equal to Two Hundred Thousand and No/100 Dollars ($200,000.00). Subject to the terms and conditions of this Agreement and so long as no Event of Default or Unmatured Event of Default has occurred hereunder, if LENDER makes any Advance under either the Tranche A Facility or the Tranche B Facility, BORROWERS shall pay to LENDER a non-refundable commitment fee under each of the Tranche A Facility and the Tranche B Facility, each of which will be deemed to be fully earned by LENDER as of such date and each of which shall be in an amount equal to Fifty Thousand and No/100 Dollars ($50,000.00). On each Funding Date, LENDER shall have fully earned and BORROWERS shall pay to LENDER a nonrefundable monitoring fee ("MONITORING FEE") equal to one quarter of one percent (.25%), per annum, of the Total Facility Commitment. As of the date hereof, LENDER shall have fully earned, and BORROWERS shall have paid to LENDER, a non-refundable term loan commitment fee ("TERM LOAN COMMITMENT FEE") equal to Thirty Thousand and No/100 Dollars ($30,000.00).

SECTION 3. COLLATERAL

      3.1. Description: To secure the payment, promptly when due, and the punctual performance, of all of the Obligations, each BORROWER assigns to LENDER to the extent assignable under federal, state or local law, including without limitation administrative pronouncements, and grants to LENDER a security interest in, all of such BORROWER'S right, title and interest in and to the following property of such BORROWER whether now owned or hereafter acquired (collectively, the "COLLATERAL"):

                  (i) Accounts, Contract Rights, etc. - All now owned and hereafter acquired, created, or arising accounts (including, without limitation, the Accounts), accounts receivable, notes receivable, contract rights, chattel paper, documents (including documents of title), instruments and letters of credit;

                  (ii) General Intangibles - All now owned and hereafter acquired, created or arising general intangibles of every kind and description, including, but not limited to, all existing and future customer lists, telephone lists and directories, choses in action, loans, claims, books, records, patents and patent applications, copyrights, trademarks, tradenames, tradestyles, trademark applications, blueprints, drawings, designs and plans, trade secrets, contracts, contract rights, distributorship agreements, licenses, license agreements, formulae, tax and any other types of refunds, rights (if any) to or in employee or other pension, retirement or similar plans and any assets thereof (to the extent permitted by applicable law and subject always to the rights of the beneficiaries thereof), or any portion thereof, including, without limitation, refunds for overpayments, distributions upon termination, reversion of any surplus assets or otherwise, returned and unearned insurance premiums, rights and claims under insurance policies including, without limitation, credit insurance and key man life insurance policies, computer information, software, records and data, and rights, remedies and guarantees evidencing, securing or otherwise relating to any BORROWER'S accounts including, without limitation, all rights of enforcement and collection;

                  (iii) Deposit Accounts and Related Property - All now existing and hereafter acquired or arising deposit accounts, Commercial Lockboxes, Governmental Lockboxes, Collection Accounts, investment accounts, commercial paper, investment securities, investment property, and certificates of deposit, of every nature, wherever located, and all funds received thereby, deposited therein or associated therewith, any checks or instruments from time to time representing or evidencing the same and all documents and records associated therewith;

                  (iv) Property in LENDER's Possession - All Property, now or hereafter in LENDER's possession; and

                  (v) Proceeds - The collections and proceeds (including, without limitation, insurance proceeds), whether cash or non-cash, of all of the foregoing.

      3.2. Lien Documents: At Closing and thereafter as LENDER reasonably deems necessary, each BORROWER shall duly authorize, execute and deliver to LENDER or shall have duly authorized, executed and delivered (all in form and substance reasonably satisfactory to LENDER):

            (a) Financing Statements - Financing statements pursuant to the UCC, which LENDER may file in any jurisdiction where any Collateral is or may be located and in any other jurisdiction that LENDER deems appropriate; and

            (b) Other Agreements - Any other agreements, documents, instruments and writings, including, without limitation, security agreements and assignment agreements, lawfully and reasonably required by LENDER to evidence, perfect or protect LENDER's liens and security interest in the Collateral.

      3.3. Other Actions: In addition to the foregoing, each BORROWER shall do anything further that may be lawfully and reasonably required by LENDER to perfect its security interests and to effectuate the intentions and objectives of this Agreement, including, but not limited to, the execution and delivery of continuation statements, amendments to financing statements, security agreements, contracts and any other documents required hereunder. At LENDER's request, each BORROWER shall also immediately deliver (with execution by such BORROWER of all necessary documents or forms to reflect LENDER's security interest therein) to LENDER all items for which LENDER determines it should have physical possession in order to perfect and protect LENDER's security interest therein, duly endorsed or assigned to LENDER without restriction.

      3.4. Searches: LENDER shall, as LENDER may reasonably request from time to time and at BORROWERS' expense, obtain the following searches (the results of which are to be consistent with the warranties made by BORROWERS in this Agreement):

            (a) UCC Searches: With respect to each BORROWER, UCC searches with the Secretary of State and local filing office of each state where such BORROWER is organized and where such BORROWER maintains its chief executive office, a place of business, or assets;

            (b) Judgments, Etc.: Judgment, federal and state tax lien and corporate tax lien searches against each BORROWER in all applicable filing offices of each state searched under subparagraph (a) above.

BORROWERS shall, prior to or at Closing and at BORROWERS' expense, obtain and deliver to LENDER good standing or equivalent certificates showing each BORROWER to be in good standing in its state of incorporation or organization and authorized to transact business and in good standing as a foreign corporation in each other state or foreign country in which it is doing and presently intends to do business for which such BORROWER'S failure to be so qualified might have material adverse effect on such BORROWER'S business, financial condition, Property or LENDER's rights hereunder.

      3.5. Filing Security Agreement: A carbon, photographic or other reproduction or other copy of this Agreement is sufficient as and may be filed in lieu of a financing statement.

      3.6. Power of Attorney: Each of the officers of LENDER is hereby irrevocably made, constituted and appointed the true and lawful attorney-in-fact for each BORROWER (without requiring any of them to act as such) with full power of substitution to do the following (such power to be deemed coupled with an interest): (1) after an Event of Default or Unmatured Event of Default occurs hereunder, endorse the name of such BORROWER upon any and all checks, drafts, money orders and other instruments for the payment of monies that are payable to such BORROWER and constitute Collections on the Collateral; (2) execute in the name of such BORROWER any financing statements, schedules, assignments, instruments, documents and statements that such BORROWER is obligated to give LENDER hereunder or that LENDER deems is necessary to perfect LENDER's security interest or lien in the Collateral; (3) after an Event of Default or Unmatured Event of Default occurs hereunder, to verify validity, amount or any other matter relating to the Collateral by mail, telephone, telecopy or otherwise; and
(4) after an Event of Default or Unmatured Event of Default occurs hereunder, do such other and further acts and deeds in the name of such BORROWER that LENDER may reasonably deem necessary or desirable to enforce its right with respect to any Collateral.

SECTION 4. CLOSING AND CONDITIONS PRECEDENT TO ADVANCES

      Closing under this Agreement and the making of each Loan are subject to the following conditions precedent (all documents to be in form and substance satisfactory to LENDER and LENDER's counsel):

      4.1. Resolutions, Opinions, and Other Documents: Prior to the Closing, BORROWERS shall have delivered to LENDER the following:

            (a) a duly and fully executed Agreement, Revolving Credit Note and Term Note;

            (b) each instrument, document and agreement required to be executed under any provision of this Agreement or any of the other Loan Documents;

            (c) certified copies of (i) resolutions of each BORROWER'S board of directors or partners, as applicable, authorizing the execution of this Agreement, the Revolving Credit Note, the Term Note and each document required to be delivered by this Agreement and (ii) each BORROWER'S Articles of Incorporation and By-laws or Certificate of Limited Partnership and Partnership Agreement, as applicable, or certifications that such documents have not been amended since being delivered under the Existing Credit Agreement;

            (d) incumbency certificates identifying all Authorized Officers of each BORROWER, with specimen signatures;

            (e) payment by BORROWERS of the Commitment Fee, the Term Loan Commitment Fee and all Expenses associated with the Total Facility and the Term Loan incurred to the Closing Date;

            (f) LENDER shall have received copies of each of the accreditations, licenses, certifications required by Section 5.3 below and all Contracts requested by LENDER;

            (g) a balance sheet as of March 31, 2002 and related statement of income and statement of cash flows for the month and fiscal year then ended, prepared in accordance with GAAP; and

            (h) all other instruments, certificates, documents, information and reports required or requested to be executed and/or delivered by BORROWERS under any provision of this Agreement or any of the Loan Documents.

      4.2. Additional Preconditions to Loans: LENDER's obligation to make the initial Loan and each subsequent Loan shall be subject to the satisfaction of each of the following conditions:

            (a)   After giving effect to such Loan (excluding the Term Loan):

                  (i) the aggregate principal amount of all Advances outstanding shall not exceed the Borrowing Base then in effect; and

                  (ii) the ENV of all Eligible Accounts shall not exceed any of the Concentration Limits.

            (b) All representations and warranties of BORROWERS shall be deemed reaffirmed as of the making of such Loan and shall be true both before and after giving effect to such Loan and no Event of Default or Unmatured Event of Default shall have occurred and be continuing, BORROWERS shall be in compliance with this Agreement and the other Loan Documents, and BORROWERS shall have certified such matters to LENDER.

            (c) Each BORROWER shall have signed and delivered to LENDER notices, in the form of EXHIBIT 4.2A, directing the Obligors (other than Obligors with respect to Government Accounts) to make payment to the Commercial Lockbox; and, in the form of EXHIBIT 4.2B, directing the Obligors with respect to Government Accounts to make payment to the Government Lockbox.

            (d) BORROWERS shall have taken all actions necessary to permit LENDER to record all of the Eligible Accounts in LENDER's Value Track System(TM).

            (e) The lockbox arrangements required by Section 2.7 hereof shall be in effect, and the amounts received in the lockboxes shall have been identified or reconciled to LENDER's satisfaction, as required by Section 2.7(d) hereof.

            (f) BORROWERS shall have taken such other actions, including the delivery of documents and opinions, as LENDER may reasonably request.

      4.3. Absence of Certain Events: As of the Closing Date and prior to each Loan, no Event of Default or Unmatured Event of Default hereunder shall have occurred and be continuing.

      4.4. Compliance with this Agreement: BORROWERS shall have performed and complied with all agreements, covenants and conditions contained herein including, without limitation, the provisions of Sections 6 and 7 hereof, which are required to be performed or complied with by BORROWERS before or at the Closing Date and as of the date of each Advance and the Term Loan.

      4.5. Closing Certificate: LENDER shall have received a certificate dated the Closing Date and signed by the chief financial officer of each BORROWER certifying that all of the conditions specified in this Section have been fulfilled and that there has not occurred any material adverse change in the operations and conditions (financial or otherwise) of such BORROWER since March 31, 2002.

      4.6. Closing: Subject to the conditions of this Section 4, the Initial Credit Facility and the Term Loan shall be made available on the date (the "CLOSING DATE") this Agreement is duly executed and all of the conditions contained in Section 4.1 hereof are completed (the "CLOSING").

      4.7. Non-Waiver of Rights: By completing the Closing hereunder, or by making Advances hereunder, LENDER does not thereby waive a breach of any warranty, representation or covenant made by BORROWERS hereunder or under any agreement, document, or instrument delivered to LENDER or otherwise referred to herein, and any claims and rights of LENDER resulting from any breach or misrepresentation by BORROWERS are specifically reserved by LENDER.

SECTION 5. REPRESENTATIONS AND WARRANTIES

      To induce LENDER to complete the Closing and make the Loans under the Total Facility and to make the Term Loan to each BORROWER, each BORROWER represents and warrants to LENDER that:

      5.1.  Organization and Validity:

            (a) Such BORROWER is duly organized as either a corporation or a partnership and validly existing under the laws of its state of incorporation or formation, is duly qualified, is validly existing and in good standing and has lawful power and authority to engage in the business it conducts in each state and other jurisdiction where the nature and extent of its business requires qualification, except where the failure to so qualify would not have a material adverse effect on such BORROWER'S business, financial condition, Property or prospects. A list of all states and other jurisdictions where such BORROWER is qualified to do business is attached hereto as SCHEDULE 2 and made a part hereof.

            (b) The execution, delivery and performance of this Agreement, the other Loan Documents and all related agreements and each document required by any Section hereof will not violate any law, government rule or regulation, which violation could have a material adverse effect on the business, financial condition, Property or prospects of the BORROWERS, taken as a whole, or the charter, minutes, partnership agreement or bylaw provisions of BORROWER, violate or result in a default (immediately or with the passage of time) under any contract, agreement or instrument to which such BORROWER is a party, or by which such BORROWER is bound, which violation or default could have a material adverse effect on the business, financial condition, Property or prospects of the BORROWERS, taken as a whole. Such BORROWER is not in violation of nor has knowingly caused any Person to violate any term of any agreement or instrument to which it or such Person is a party or by which it may be bound or of its charter, minutes, partnership agreement or bylaws, which violation could have a material adverse effect on the business, financial condition, Property or prospects of the BORROWERS, taken as a whole.

            (c) Such BORROWER has all requisite power and authority to enter into and perform this Agreement and the other Loan Documents and to incur the Obligations herein provided for, and has taken all proper and necessary corporate action or other necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents.

            (d) This Agreement, the Revolving Credit Note, the Term Loan Note and the other Loan Documents, when delivered, will be valid and binding upon all such BORROWER party thereto and enforceable in accordance with their respective terms.

      5.2. Places of Business: Each BORROWER'S jurisdiction of organization, chief executive office and the only other places of business of each such BORROWER are located at the corresponding addresses set forth on SCHEDULE 2. Except as disclosed on SCHEDULE 2: (i) no BORROWER has changed any such location in the last five (5) years (ii) no BORROWER has changed its name in the last five (5) years and (iii) during such period, no BORROWER used, nor does any BORROWER now use, any fictitious or trade name.

      5.3. Operation of Facilities: Each BORROWER owns or leases and operates facilities to provide health care services and (a) maintains Medicare and Medicaid provider status and is the holder of the provider identification numbers identified on SCHEDULE 2 hereto, all of which are current and valid and such BORROWER has not allowed, permitted, authorized or caused any other Person to use any such provider identification number, and (b) has obtained all material licenses, accreditations and approvals of governmental authorities and all other Persons necessary for such BORROWER to own its assets, to carry on its business, to execute, deliver and perform the Loan Documents, and to receive payments from the Obligors and, if organized as a not-for-profit entity, has and maintains its status, if any, as an organization exempt from federal taxation under Section 501(c)(3) of the Internal Revenue Code. No BORROWER has been notified by any such governmental authority or other Person during the immediately preceding twenty four (24) month period that such Person has rescinded or not renewed, or intends to rescind or not renew, any such license or approval.

      5.4. Pending Litigation: There are no judgments or judicial or administrative orders, proceedings or investigations (civil or criminal) pending, or to the knowledge of such BORROWER, threatened, against any BORROWER in any court or before any governmental authority or arbitration board or tribunal, other than as set forth on SCHEDULE 2 hereto, none of which, if adversely determined, would have a material adverse effect on such BORROWER. No BORROWER is in default with respect to any order of any court, governmental authority, regulatory agency or arbitration board or tribunal. No Shareholder or executive officer of any BORROWER has been indicted or convicted in connection with or is engaging in any criminal conduct, or is currently subject to any lawsuit or proceeding or under investigation in connection with any anti-racketeering or other conduct or activity.

      5.5. Medicaid and Medicare Cost Reporting: The Medicaid and Medicare cost reports of each facility and of the home office of each BORROWER for all cost reporting periods have been submitted when and as required to (i) as to Medicaid, the state agency, or other HCFA-designated agent or agent of such state agency, charged with such responsibility or (ii) as to Medicare, the Medicare intermediary or other HCFA-designated agent charged with such responsibility.

      5.6. Title to Collateral: Such BORROWER has good and marketable title to all the Collateral it respectively purports to own, free from liens, claims and encumbrances, except those of LENDER and those listed on SCHEDULE 2 hereto ("PERMITTED LIENS").

      5.7. Governmental Consent: Neither the nature of any BORROWER or of any BORROWER'S business or Property, nor any relationship between any BORROWER and any other Person, nor any circumstance affecting any BORROWER in connection with the issuance or delivery of any Loan Document, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of any such BORROWER in connection with the execution and delivery of this Agreement or the issuance or delivery of the Revolving Credit Note, the Term Loan Note or other Loan Documents; except for instances in which the lack of such consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of any such BORROWER would not have a material adverse effect on the business, financial condition, Property or prospects of the BORROWERS, taken as a whole.

      5.8. Taxes: All tax returns required to be filed by BORROWERS, or any of them, in any jurisdiction have in fact been filed, and all taxes, assessments, fees and other governmental charges upon BORROWERS, or any of them, or upon any of their respective Property, income or franchises, which are shown to be due and payable on such returns have been paid, except for those taxes being contested in good faith with due diligence by appropriate proceedings. No BORROWER is aware of any proposed additional tax assessment or tax to be assessed against or applicable to any BORROWER that could reasonably be expected to have a material adverse effect on such BORROWER'S business, financial condition, Property or prospects.

      5.9. Financial Statements: BORROWERS' internally-prepared balance sheets as of December 31, 2000 and the related income statements and statements of cash flows for the fiscal year then ended (complete copies of which have been delivered to LENDER) have been prepared in accordance with GAAP and present fairly, accurately and completely the financial position of

BORROWERS as of such dates and the results of their operations for such fiscal year. The fiscal year for each BORROWER currently ends on the date set forth on
SCHEDULE 2 hereto. Each BORROWER'S federal tax identification number is as set forth on SCHEDULE 2 hereto.

      5.10. Full Disclosure: Neither the financial statements referred to in
Section 5.9, nor this Agreement, the other Loan Documents or related agreements and documents or any written statement furnished by any BORROWER to LENDER in connection with the negotiation of the Total Facility and the Term Loan and contained in any financial statements or documents relating to any BORROWER contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading.

      5.11. Guarantees, Contracts, etc.:

            (a) No BORROWER owns nor holds equity or long term debt investments in, has any outstanding advances to, or serves as guarantor, surety or accommodation maker for the obligations of, or has any outstanding borrowings from, any Person except as described in SCHEDULE 2 hereto.

            (b) No BORROWER is a party to any contract or agreement, or subject to any charter or other corporate restriction, which unduly materially and adversely affects its business, financial condition, Property or prospects.

            (c) Except as otherwise specifically provided in this Agreement, no BORROWER has agreed or consented to cause or permit any of the Collateral to be subject in the future (upon the happening of a contingency or otherwise) to a lien or encumbrance not permitted by this Agreement.

      5.12. Compliance with Laws:

            (a) No BORROWER is in violation of, has received written notice that it is in violation of, or has knowingly caused any Person to violate, any applicable statute, regulation or ordinance of the United States of America, or of any state, city, town, municipality, county or of any other jurisdiction, or of any agency, or department thereof (including without limitation, environmental laws and regulations) which may materially and adversely affect its business, financial condition, Property or prospects.

            (b) Each BORROWER is current with all reports and documents required to be filed with any state or federal securities commission (if any) or similar agency and is in compliance in all material respects with all applicable rules and regulations of such commissions.

      5.13. Other Associations: No BORROWER is engaged in nor has an interest in any joint venture or partnership with any other Person or has any subsidiaries or Affiliates, except as described on SCHEDULE 2 hereto.

      5.14. Environmental Matters: Except as disclosed on SCHEDULE 2 hereto, no BORROWER has knowledge:

            (a) of the presence of any Hazardous Substances on any of the real property where any BORROWER conducts operations or has its personal property, or

            (b) of any on-site spills, releases, discharges, disposal or storage of Hazardous Substances that have occurred or are presently occurring on any of such real property or where any Collateral is located, or

            (c) of any spills, releases, discharges or disposal of Hazardous Substances that have occurred, are presently occurring on any other real property as a result of the conduct, action or activities of any BORROWER.

      5.15. Capital Stock and Equity Interests: The authorized and outstanding shares of capital stock and other equity interests of each BORROWER is as set forth on SCHEDULE 2 hereto. All of the capital stock and equity interests of such BORROWER have been duly and validly authorized and issued and are fully paid and non-assessable and have been sold and delivered to the holders thereof in compliance with, or under valid exemption from, all Federal and state laws and the rules and regulations of all regulatory bodies thereof governing the sale and delivery of securities. Except for the rights and obligations set forth in SCHEDULE 2, there are no subscriptions, warrants, options, calls, commitments, rights or agreements by which any BORROWER or any of the Shareholders of any BORROWER is bound relating to the issuance, transfer, voting or redemption of shares of its capital stock, partnership units or any pre-emptive rights held by any Person with respect to the shares of capital stock or partnership units of any such BORROWER. Except as set forth in SCHEDULE 2, no BORROWER has issued any securities convertible into or exchangeable for shares of its capital stock or partnership units or any options, warrants or other rights to acquire such shares or partnership units or securities convertible into or exchangeable for such shares or partnership units.

      5.16. Lockboxes; Lockbox Agreements: The Government Lockbox and the Commercial Lockbox are the only lockbox accounts maintained by BORROWERS, and each Obligor of an Eligible Account has been directed by the notice attached as
EXHIBIT 4.2A to this Agreement, and is required to, remit all payments with respect to such Account for deposit in the Commercial Lockbox (other than the Obligors of Government Accounts which have been directed by the notice attached as EXHIBIT 4.2B to this Agreement to remit all payments with respect to such Accounts for deposit in the Government Lockbox). Each agreement relating to each Government Lockbox and each Commercial Lockbox is in full force and effect as of the date hereof and has not been amended, restated or modified.

      5.17. Borrowing Base Reports: Each Borrowing Base Report signed by BORROWERS, on behalf of BORROWERS, contains and will contain an accurate summary of all Eligible Accounts of BORROWERS contained in the Borrowing Base as of its date.

      5.18. Security Interest: Each BORROWER has granted to LENDER a valid, perfected first priority and only security interest in the Accounts and the other Collateral subject to no other liens, claims or encumbrances, other than Permitted Liens.

      5.19. Accounts:

            (a) No BORROWER has done nor shall do anything to interfere with the collection of the Accounts and no BORROWER shall amend or waive the terms or conditions of any Account or any related Contract in any material adverse manner without Lender's prior written consent.

            (b) Each BORROWER has made and will continue to make all payments to Obligors necessary to prevent any Obligor from offsetting any earlier overpayment to such BORROWER against any amounts such Obligor owes on an Account.

      5.20. Pension Plans: Each pension or profit sharing plan, if any, to which any BORROWER is a party has been and will be funded in accordance with the obligations of such BORROWER set forth in such plan.

      5.21. Representations and Warranties for each Loan: As of each date that BORROWERS shall request any Loan, each BORROWER shall be deemed to make, with respect to each Eligible Account included in the Borrowing Base, each of the following representations and warranties:

            (a) Such Account satisfies each of the conditions of an Eligible Account.

            (b) All information relating to such Account that have been delivered to LENDER are true and correct in all material respects. With respect to each such Account that has been billed, the corresponding BORROWER has delivered to the Obligor all requested supporting claim documents and all information set forth in the bill and supporting claim documents is true, complete and correct in all material respects.

            (c) There is no lien or adverse claim (other than Permitted Liens) in favor of any third party, nor any filing against any BORROWER, as debtor, covering or purporting to cover any interest in such Account.

            (d) Such Account is (i) owed by the Obligor identified by BORROWERS as being obligated to do so for an amount not less than such Account's Estimated Net Value and, to BORROWERS' knowledge, is recognized as such by the Obligor, (ii) to BORROWER'S knowledge, the legally enforceable obligation of such Obligor and (iii) an account receivable or general intangible within the meaning of the UCC, or is a right to payment under a policy of insurance or proceeds thereof, and is not evidenced by any instrument or chattel paper. To BORROWERS' knowledge, there is no payor other than the Obligor identified by BORROWERS as the payor primarily liable on such Account.

            (e) No such Account (i) requires the approval of any Person for such Account to be assigned to LENDER hereunder (except as the same may have been obtained or such requirement for approval may not be enforceable), (ii) is subject to any legal action, proceeding or investigation (pending or threatened), dispute, set-off, counterclaim, defense, abatement, suspension, deferment, deductible, reduction or termination by the Obligor or (iii) is past, or within one hundred and eighty (180) days of, the statutory limit for collection applicable to the Obligor.

            (f) Such BORROWER does not have any guaranty of, letter of credit support for, or collateral security for, such Account, other than any such guaranty, letter of credit or collateral security as has been assigned to LENDER.

            (g) The services constituting the basis of such Account (i) were provided as a result of a written or documented verbal certification from an attending physician or a medical director of VistaCare, Inc., (ii) at the time such services were rendered, all such services were covered by the insurance policy or Contract obligating the applicable Obligor to make payment with respect to such Account (and the corresponding BORROWER has verified such determination) and (iii) the patient received such services in the ordinary course of such BORROWER'S business.

            (h) The fees and charges charged for the services constituting the basis for such Account were when rendered and are currently consistent with (i) the usual, customary and reasonable fees charged by BORROWERS or (ii) pursuant to negotiated fee contracts, or imposed fee schedules, with or by the applicable Obligors.

            (i) The Obligor with respect to such Account is located in the United States, and is (i) a party which in the ordinary course of its business or activities agrees to pay for healthcare services received by individuals, including commercial insurance companies and non-profit insurance companies issuing health, or other types of insurance, employers or unions, self-insured healthcare organizations, preferred provider organizations, and health insured, prepaid maintenance organizations, (ii) a state, an agency or instrumentality of a state or a political subdivision of a state or (iii) the United States or an agency or instrumentality of the United States.

            (j) The insurance policy or Contract obligating an Obligor to make payment (i) does not prohibit the transfer of such payment obligation from the patient to the corresponding BORROWER and (ii) is and was in full force and effect and applicable to the patient at the time the services constituting the basis for such Account were performed.

            (k) The representations and warranties made by BORROWERS in the Loan Documents and all financial or other information delivered to LENDER with respect to BORROWERS and such Account do not contain any untrue statement of material fact or omit to state a material fact necessary to make the statement made not misleading.

            (l) If requested by LENDER, a copy of each related Contract to which each BORROWER is a party has been delivered to LENDER unless any such BORROWER shall have, prior to the related Funding Date, certified in an Officer's Certificate that such delivery is prohibited by the terms of the Contract or by law, and the circumstances of such prohibition.

            (m) If such Account has not been billed, the services giving rise to such Account have been properly recorded in the corresponding BORROWER'S accounting system.

            (n) Such Account was (or if unbilled, will be) in any event billed no later than forty-five (45) days after the last day of the month in which the services or goods giving rise to such Account were rendered or provided, as applicable, and each bill contains an express direction requiring the Obligor to remit payments to either the Government Lockbox or Commercial Lockbox, as applicable.

            (o) Such Account has an Estimated Net Value which, when added to the Estimated Net Value of all other Accounts owing by the same Obligor and which constitute Eligible Accounts included in the Borrowing Base, does not exceed any applicable Concentration Limits.

            (p) Neither such Account nor the related Contract contravenes any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, consumer protection, truth-in-lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no party to such related Contract is in violation of any such law, rule or regulation in connection with such Contract.

            (q) As of the applicable Funding Date, to BORROWERS' knowledge, no Obligor on such Account is bankrupt, insolvent, or is unable to make payment of its obligations when due, and no other fact exists which would cause any BORROWER reasonably to expect that the amount billed to the related Obligor for such Account will not be paid in full when due.

      5.22. Interrelatedness of BORROWERS: The business operations of each BORROWER are interrelated and complement one another, and such companies and partnerships have a common business purpose, with intercompany bookkeeping and accounting adjustments used to separate their respective Properties, liabilities and transactions. To permit their uninterrupted and continuous operation, such companies and partnerships now require and will from time to time hereafter require funds for general business purposes. The proceeds of the Term Loan and of Advances under the Total Facility will directly or indirectly benefit each BORROWER hereunder, jointly and severally, regardless of which BORROWER requests or receives part or all of the proceeds of such Term Loan or Advance, as applicable.

SECTION 6. BORROWERS' AFFIRMATIVE COVENANTS

      Each BORROWER covenants that until all of BORROWERS' Obligations to LENDER are paid and satisfied in full and the Total Facility and the Term Loan have been terminated:

      6.1. Payment of Taxes and Claims: Each BORROWER shall pay, before they become delinquent, all taxes, assessments and governmental charges or levies imposed upon it or upon such BORROWER'S Property, except for those being contested in good faith with due diligence by appropriate proceedings and for which appropriate reserves have been maintained under GAAP.

      6.2.  Maintenance of Insurance, Financial Records and Legal Existence:

            (a) Property Insurance - Each BORROWER shall maintain or cause to be maintained insurance on its Property against fire, flood, casualty and such other hazards in such amounts, with such deductibles and with such insurers as are customarily used by companies operating in the same industry as such BORROWER. The policies of all such casualty insurance shall contain standard lender loss payable and additional insured clauses issued in favor of LENDER pursuant to which all losses thereunder shall be paid to LENDER as LENDER's interests may appear. Such policies shall expressly provide that the requisite insurance cannot be altered or canceled without thirty (30) days prior written notice to LENDER and shall insure LENDER notwithstanding the act or neglect of the insured. At or prior to Closing, BORROWER shall furnish LENDER with insurance certificates certified as true and correct and being in full force and effect as of the Closing Date or such other evidence of insurance as LENDER may require, provided that such BORROWER shall furnish to LENDER such insurance certificates naming LENDER as loss payee and as additional insured no later than sixty (60) days subsequent to the Closing Date. In the event BORROWER fails to procure or cause to be procured any such insurance or to timely pay or cause to be paid the premium(s) on any such insurance, LENDER may do so for BORROWER, but BORROWER shall continue to be liable for the same. BORROWER hereby appoints LENDER as its attorney-in-fact, exercisable at LENDER's option, to endorse any check which may be payable to BORROWER in order to collect the proceeds of such insurance.

            (b) Public Liability and Business Interruption Insurance - BORROWERS shall maintain, and shall deliver to LENDER upon LENDER's request evidence of public liability and business interruption insurance in such amounts as is customary for companies in the same or similar businesses located in the same or similar area.

            (c) Financial Records - BORROWERS shall keep current and accurate books of records and accounts in which full and correct entries will be made of all of its business transactions, and will reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP. No BORROWER shall change its respective fiscal year end date without the prior written notice to LENDER.

            (d) Existence and Rights - Each BORROWER shall do (or cause to be done) all things necessary to preserve and keep in full force and effect its legal existence, good standing, rights and franchises.

            (e) Compliance with Laws - Each BORROWER shall be in compliance with any and all laws, ordinances, governmental rules and regulations, and court or administrative orders or decrees to which it is subject, whether federal, state or local (including without limitation environmental or environmental-related laws, statutes, ordinances, rules, regulations and notices) and shall obtain and maintain any and all licenses, permits, franchises, certificates of needs or other governmental authorizations necessary to the ownership of its Property or to the conduct of its businesses, which violation or failure to obtain may materially adversely affect the business, Property, financial conditions or prospects of such BORROWER.

      6.3. Business Conducted: The BORROWERS shall continue in the primary business presently engaged in by them, it being agreed that the BORROWERS may engage in businesses reasonably related to their primary business.

      6.4. Litigation: BORROWERS shall give prompt notice to LENDER of any litigation claiming in excess of $250,000 from BORROWERS, or any of them, or which may otherwise have a material adverse effect on the business, financial condition, Property or prospects of BORROWERS, or any of them.

      6.5. Taxes: BORROWERS shall pay all taxes (other than taxes based upon or measured by LENDER's income or revenues), if any, solely in connection with the Loans and/or the recording of any financing statements or other Loan Documents. The obligations of BORROWERS under this section shall survive the payment of BORROWERS' Obligations under this Agreement and the termination of this Agreement.

      6.6. Financial Covenants: BORROWERS shall perform and comply with each of the following financial covenants as reflected and computed from their financial statements:

            (a) BORROWERS shall maintain at all times, a Debt Service Coverage Ratio of at least 1.25 to 1.0 measured quarterly on a rolling four-quarter basis beginning with the quarter ending March 31, 2002.

            (b) BORROWERS shall maintain as of Closing and at all times thereafter a Net Worth measured quarterly at the end of each fiscal quarter of at least Eighteen Million and No/100 Dollars ($18,000,000.00).

      6.7. Financial and Business Information: BORROWERS shall deliver to LENDER the following (all to be in form and substance satisfactory to LENDER):

            (a)   Financial Statements and Collateral Reports:

                  (i) as soon as available but in any event, within one hundred and fifty (150) days after the end of each fiscal year of BORROWERS, deliver financial statements of BORROWERS for such year which present fairly BORROWERS' financial condition including the balance sheet of BORROWERS as at the end of such fiscal year, an income statement and a statement of cash flows for such fiscal year, all on a consolidated and consolidating basis, setting forth in the consolidated statements in comparative form, the corresponding figures as at the end of and for the previous fiscal year, all in reasonable detail, including all supporting schedules, and audited by independent public accountants of recognized standing, selected by BORROWERS and reasonably satisfactory to LENDER, and prepared in accordance with GAAP;

                  (ii)  as soon as available but in any event within forty-five
(45) days after the end of each fiscal quarter, deliver to LENDER BORROWERS' internally prepared quarterly consolidated and consolidating financial statements along with year to date information, including balance sheet, income statement and statements of cash flows with respect to the periods measured;

                  (iii) promptly upon request, deliver such other information concerning BORROWERS as LENDER may from time to time request, including Medicare and Medicaid cost reports and audits, annual reports, security law filings and reports to any security holders;

                  (iv) not more than (60) days after the commencement of each fiscal year deliver to LENDER final annual consolidated and consolidating projections for BORROWERS, including balance sheets, income statements and statements of cash flows, all prepared on a monthly basis;

                  (v) at least thirty (30) days prior to the beginning of each fiscal year deliver to LENDER preliminary fiscal year annual consolidated and consolidating projections for BORROWERS, including balance sheets, income statements and statements of cash flows, all prepared on a monthly basis; and

                  (vi) and such other data, reports, statements and information (financial or otherwise), as LENDER may reasonably request.

            (b) Notice of Event of Default - promptly upon becoming aware of the existence of any condition or event which constitutes an Event of Default or Unmatured Event of Default under this Agreement, a written notice specifying the nature and period of existence thereof and what action BORROWERS are taking (and propose to take) with respect thereto;

            (c) Notice of Claimed Default - promptly upon receipt by any BORROWER of a notice of default, oral or written, given to such BORROWER by any creditor for borrowed money in excess of $50,000.

      6.8. Officers' Certificates: Along with the set of financial statements delivered to LENDER at the end of each fiscal quarter and fiscal year pursuant to Section 6.7(a) hereof, deliver to LENDER a certificate (in the form of EXHIBIT 6.8 attached hereto and made a part hereof) from the chief financial officer of each BORROWER setting forth:

            (a) Covenant Compliance - the information (including reasonably detailed calculations) required in order to establish whether BORROWERS are in compliance with the requirements of Sections 6.6 as of the end of the period covered by the financial statements then being furnished (and any exhibits appended thereto) under Section 6.7; and

            (b) Event of Default - that the signer in his capacity as an officer of such BORROWER has reviewed the relevant terms of this Agreement, and has made (or caused to be made under his supervision) a review of the transactions and conditions of such BORROWER from the beginning of the accounting period covered by the financial statements being delivered therewith to the date of the certificate, and that such review has not disclosed the existence during such period of any condition or event which constitutes an Event of Default or Unmatured

Event of Default or if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action such BORROWER has taken or proposes to take with respect thereto.

            6.9. Inspection: Provided that no Event of Default or Unmatured Event of Default exists, no more frequently than once per fiscal quarter, BORROWERS will permit any of LENDER's officers or other representatives to visit and inspect any BORROWER'S location(s) or where any Collateral is kept during regular business hours to examine and audit all of such BORROWER'S books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss its affairs, finances and accounts with its officers, employees and independent certified public accountants and attorneys. BORROWERS shall pay to LENDER all reasonable fees based on standard rates for such inspections, currently at the rate of $800 per day, per person (plus out-of-pocket expenses).

      6.10. Tax Returns and Reports: At LENDER's request from time to time, BORROWERS shall promptly furnish LENDER with copies of the annual federal and state income tax returns of BORROWERS.

      6.11. Material Adverse Developments: Each BORROWER agrees that immediately upon it or any of its officers becoming aware of any development or other information which would reasonably be expected to materially and adversely affect the businesses, financial condition, Property, prospects of a BORROWER or a BORROWER'S ability to perform under this Agreement, it shall give to LENDER telephonic or facsimile notice specifying the nature of such development or information and such anticipated effect. In addition, such verbal communication shall be confirmed by written notice thereof to LENDER on the next Business Day after such verbal notice is given.

      6.12. Places of Business; Jurisdiction of Organization; Name: Each BORROWER shall give thirty (30) days prior written notice to LENDER of any changes in the location of any of its chief executive office or any other places of business, any changes in its jurisdiction of organization, change of name or the establishment of any new, or the discontinuance of any existing place of business.

      6.13. Notice of Action: Each BORROWER will promptly notify LENDER in the event of any legal action, dispute, setoff, counterclaim, defense or reduction that is or may be asserted by an Obligor with respect to any Account that may have a material adverse effect on the collectibility of such Account or all Accounts collectively.

      6.14. Verification of Information: At the reasonable request of LENDER, BORROWERS will promptly provide and verify the accuracy of information concerning BORROWERS and their Affiliates of the type provided by or on behalf of BORROWERS and their Affiliates to LENDER in connection with LENDER's decision to enter into this Agreement. BORROWERS agree to provide complete and accurate copies of such documents and other materials and such other information concerning BORROWERS and their Affiliates as LENDER may reasonably request in connection with any securitization of, and sale of securities backed by, the Eligible Accounts (the "SECURITIES").

Such information may be relied upon by LENDER and any party arranging the offering of such Securities by LENDER or its assignee. Such information provided by or on behalf of BORROWERS and their Affiliates will be true and complete in all material respects and will not omit to state a material fact necessary to make the statements contained in such information, in light of the circumstances under which they were made, not misleading. The BORROWERS shall not be required to review, and assume no liability or responsibility for, the offering documents or other disclosure materials prepared in connection with the issuance of the Securities.

      6.15. Value Track System(TM): BORROWERS shall permit LENDER to interface its Value Track System(TM) to BORROWERS' data files and will reasonably assist LENDER in completing and maintaining such interface such that the interface can interpret, track and reconcile the Accounts Detail File provided by BORROWERS.

SECTION 7. BORROWERS' NEGATIVE COVENANTS

      Each BORROWER covenants that until all of BORROWERS' Obligations to LENDER are paid and satisfied in full and the Total Facility and the Term Loan have been terminated, that:

      7.1.  Merger, Consolidation, Dissolution or Liquidation:

            (a) No BORROWER shall sell, lease, license, transfer or otherwise dispose of its Property other than (i) to another BORROWER, (ii) with respect to Property sold in the ordinary course or ordinary operation of such BORROWER'S business, (iii) in a transaction permitted under subsection (b) below, and (iv) sales of assets for fair market value in an aggregate amount not to exceed $100,000 per year, in each case without LENDER's prior written consent.

            (b) No BORROWER shall merge or consolidate with, or acquire, any other Person or commence a dissolution or liquidation, other than through a merger with another BORROWER, provided, that any BORROWER may effect any such transaction if, after giving effect to such merger or acquisition, the projected pro forma Debt Service Coverage Ratio for the immediately succeeding twelve (12) month period is not less than 1.25:1.00.

      7.2. Liens and Encumbrances: No BORROWER shall: (i) execute a negative pledge agreement with any Person covering any of the Collateral, or (ii) cause or permit or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the Collateral, whether now owned or hereafter acquired, to be subject to any lien, claim or encumbrance other than:

                  (i)   Permitted Liens,

                  (ii) purchase money liens and liens of a capital lease upon any Property acquired by or held by a BORROWER in the ordinary course of business not to exceed Two Hundred Seventy Five Thousand and No/100 Dollars ($275,000.00) per transaction or series of related transactions, provided that in no event shall the aggregate amount secured by such purchase money liens and liens of capital leases exceed One Million and No/100 Dollars ($1,000,000.00) in any fiscal year,

                  (iii) liens on property of a Person existing at the time such Person is merged into or consolidated with a BORROWER or becomes a subsidiary of a BORROWER, provided that such liens do not extend to any assets other than those of the Person so merged into or consolidated with such BORROWER or Person, provided that such liens do not include any accounts receivable of a BORROWER,

                  (iv) the replacement, renewal or extension of liens permitted by clauses (ii) or (iii) above, without any increase of the indebtedness secured thereby.

      7.3. Negative Pledge: No BORROWER shall pledge, grant or permit any lien (other than Permitted Liens) to exist on the common stock or membership units of its Subsidiaries and Affiliates.

      7.4.  Transactions With Affiliates or Subsidiaries:

            (a) No BORROWER shall enter into any transaction with any subsidiary or other Affiliate (other than another BORROWER) including, without limitation, the purchase, sale, lease or exchange of Property, or the loaning, capitalization or giving of funds to any such Affiliate or any subsidiary, unless (i) such subsidiary or Affiliate is engaged in a business substantially related to the business permitted to be conducted by such BORROWER hereunder and
(ii) the transaction is in the ordinary course of and pursuant to the reasonable requirements of such BORROWER'S business and upon terms substantially the same and no less favorable to such BORROWER as it would obtain in a comparable arm's-length transactions with any Person not an Affiliate or a subsidiary and
(iii) such transaction is not prohibited hereunder.

            (b) Subject in any event to the limitations of Section 7.4(a) above, except with the prior written consent of LENDER, no BORROWER shall create or acquire any subsidiary unless such subsidiary engages in a business permitted to be conducted by BORROWERS hereunder, and if required by LENDER, such subsidiary becomes a BORROWER hereunder.

      7.5. Guarantees: Except as set forth on Exhibit 5.11 hereto and excepting the endorsement in the ordinary course of business of negotiable instruments for deposit or collection, no BORROWER shall become or be liable, directly or indirectly, primary or secondary, matured or contingent, in any manner, whether as guarantor, surety, accommodation maker, or otherwise, for the existing or future indebtedness of any kind of any other Person.

      7.6. Loans to Other Persons: No BORROWER shall make or be permitted to have outstanding any loans, advances or extensions of credit to any Person (other than advances to employees or loans, advances or extensions of credit to another BORROWER in an aggregate amount outstanding not to exceed $200,000 at any point in time).

      7.7. Change in Ownership: Each BORROWER, other than VistaCare, Inc., shall remain wholly-owned, directly or indirectly, by VistaCare, Inc. No Change of Control (as defined below) shall occur with respect to VistaCare, Inc. For the purposes of this Section 7.7, a Change of Control shall have occurred if any Person or two or more Persons acting in concert (in each case, other than present holders of the voting stock of VistaCare, Inc.) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of the voting stock of VistaCare, Inc. (or other securities convertible into such voting stock) representing fifty one percent (51%) or more of the combined voting power of all voting stock (including securities convertible into such voting stock) of VistaCare, Inc. without the consent of LENDER, which consent may not be unreasonably withheld or delayed.

      7.8. Distributions: BORROWERS shall not, following an Event of Default or Unmatured Event of Default, declare or pay or make any forms of Distributions to its Shareholders, their successors or assigns, nor may any BORROWER declare or pay or make any forms of Distributions if in each case, after giving effect to such Distributions, an Event of Default or Unmatured Event of Default will result.

      7.9. Change in Business: The BORROWERS shall not change their primary business from that engaged in by the BORROWERS on the Closing Date, it being agreed that the BORROWERS may engage in businesses reasonably related to their primary business.

      7.10. Adverse Transactions: No BORROWER shall enter into any transaction which is reasonably likely to materially and adversely affect the Collateral or such BORROWER'S ability to repay the Obligations in full as and when due.

SECTION 8. DEFAULT

      8.1. Events of Default: Each of the following events shall constitute an event of default ("EVENT OF DEFAULT") and LENDER shall thereupon have the option to declare the Obligations immediately due and payable, all without demand, notice, presentment or protest or further action of any kind (it also being understood that the occurrence of any of the events or conditions set forth in subparagraphs (j), (k), (l) or (r) shall automatically cause an acceleration of the Obligations):

            (a) Payments - if BORROWERS fail to make any payment of principal or interest on the date when such payment is due and payable and such failure continues for a period of one (1) Business Day; provided however, that the one
(1) Business Day grace period shall not be applicable if such payments are due and payable due to maturity, acceleration or demand, whether following an Event of Default or otherwise; or

            (b) Other Charges - if BORROWERS fail to pay any other charges, fees, Expenses or other monetary obligations owing to LENDER, arising out of or incurred in connection with this Agreement on the date when such payment is due and payable, whether upon maturity, acceleration, demand or otherwise and such failure continues for a period of five

(5) Business Days after the earlier of a BORROWER becoming aware of such failure or a BORROWER receiving written notice from LENDER of such failure; provided however, that the five (5) Business Day grace period shall not be applicable if such payments are due and payable due to maturity, acceleration or demand, whether following an Event of Default, or otherwise; or

            (c) Particular Covenant Defaults - if any BORROWER fails to perform, comply with or observe any covenant or undertaking contained in this Agreement not otherwise described in this Section 8.1, and such failure continues for a period of fifteen (15) days after the earlier of a BORROWER becoming aware of such failure or a BORROWER receiving written notice from LENDER of such failure; or

            (d) Financial Information - if any statement, report, financial statement, or certificate made or delivered by a BORROWER or any of their officers, employees or agents, to LENDER is not true and correct, in all material respects, when made; or

            (e) Uninsured Loss - if there shall occur any uninsured damage to or loss, theft, or destruction in excess of $50,000 with respect to any portion of any BORROWER'S Property; or

            (f) Warranties or Representations - if any warranty, representation or other statement by or on behalf of BORROWERS, or any of them, contained in or pursuant to this Agreement, any of the Loan Documents, or in any document, agreement or instrument furnished in compliance with, relating to, or in reference to this Agreement, is false, erroneous, or misleading in any material respect when made; or

            (g) Agreements with Others - if BORROWERS, or any of them, shall default beyond any grace period under any agreement with any creditor for borrowed money having an outstanding principal amount of $100,000 or more and
(i) such default consists of the failure to pay any principal, premium or interest with respect to such indebtedness or (ii) such default consists of the failure to perform any covenant or agreement with respect to such indebtedness, if the effect of such default is to cause or permit BORROWERS', or any of their obligations which are the subject thereof to become due prior to its maturity date or prior to its regularly scheduled date of payment;

            (h) Other Agreements with LENDER - if BORROWERS, or any of them, breach or violate the terms of, or if a default or an event of default, occurs under, any other existing or future agreement (related or unrelated) between or among BORROWERS, or any of them and LENDER, including without limitation, the Loan Documents and any lease agreements or finance agreements with any affiliate of LENDER; or

            (i) Judgments - if any final judgment for the payment of money in excess of $100,000 which is not covered by insurance or an appeal bond, or for which BORROWERS have not established a cash or cash equivalent reserve in the amount of such judgment, shall be rendered and shall remain unsatisfied and unstayed for a period of at least ten (10) days;

            (j) Assignment for Benefit of Creditors, etc. - if BORROWERS, or any of them, make or propose an assignment for the benefit of creditors generally, offers a composition or extension to creditors, or makes or sends notice of an intended bulk sale of any business or assets now or hereafter owned or conducted by any BORROWER which might materially and adversely affect such BORROWER; or

            (k) Bankruptcy, Dissolution, etc. - upon the commencement of any action for the dissolution or liquidation of BORROWERS, or any of them, or the commencement of any proceeding to avoid any transaction entered into by BORROWERS, or any of them, or the commencement of any case or proceeding for reorganization or liquidation of BORROWERS, or any of their debts under the Bankruptcy Code or any other state or federal law, now or hereafter enacted for the relief of debtors, whether instituted by or against any BORROWER; provided, however, that BORROWERS shall have sixty (60) days to obtain the dismissal or discharge of involuntary proceedings filed against a BORROWER, it being understood that during such sixty (60) day period, LENDER shall be not obligated to make Advances hereunder and LENDER may seek adequate protection in any bankruptcy proceeding; or

            (l) Receiver - upon the appointment of a receiver, liquidator, custodian, trustee or similar official or fiduciary for BORROWERS, or any of them, or for any of any BORROWER'S Property; or

            (m) Execution Process, Seizure, etc. - the issuance of any execution or distraint process affecting any material portion of the Property of any BORROWER, or any material portion of the Property of any BORROWER is seized by any governmental entity, federal, state or local; or

            (n) Pension Benefits, etc. - if BORROWERS fail to comply with ERISA, so that grounds exist to permit the appointment of a trustee under ERISA to administer BORROWERS' employee plans or to allow the Pension Benefit Guaranty Corporation to institute proceedings to appoint a trustee to administer such plan(s), or to permit the entry of a lien to secure any deficiency or claim; or

            (o) Investigations - any indication or evidence received by LENDER that reasonably leads it to believe BORROWERS, or any of them, have directly or indirectly been engaged in any type of activity which would be reasonably likely to adversely affect any Collateral or result in the forfeiture of any Collateral to any governmental entity, federal, state or local; or

            (p)   Material Adverse Events -

                  (i) LENDER reasonably determines that an event which adversely affects the collectibility of a material portion of the Accounts has occurred; or

                  (ii) a material adverse change occurs in the business or condition of BORROWERS, or any of them, which impairs BORROWERS' ability to repay the Obligations in full as and when due; or

            (q) Lockbox Instructions - any instruction or agreement regarding the Commercial Lockbox or the Government Lockbox or the bank accounts related thereto is amended or terminated by any BORROWER without the written consent of LENDER, or if any BORROWER fails, within one Business Day of receipt, to forward Collections it receives with respect to any Accounts to the Commercial Lockbox or the Government Lockbox, as the case may be.

      8.2. Cure: Nothing contained in this Agreement or the Loan Documents shall be deemed to compel LENDER to accept a cure of any Event of Default hereunder, except as outlined in Section 8.1(c) hereof.

      8.3.  Rights and Remedies on Default:

            (a) In addition to all other rights, options and remedies granted or available to LENDER under this Agreement or the Loan Documents, or otherwise available at law or in equity, upon or at any time after the occurrence and during the continuance of an Event of Default or Unmatured Event of Default, LENDER may, in its discretion, withhold or cease making Advances under the Total Facility.

            (b) In addition to all other rights, options and remedies granted or available to LENDER under this Agreement or the Loan Documents (each of which is also then exercisable by LENDER), LENDER may, in its discretion, upon or at any time after the occurrence and during the continuance of an Event of Default, terminate the Total Facility and accelerate the Term Loan.

            (c) In addition to all other rights, options and remedies granted or available to LENDER under this Agreement or the Loan Documents (each of which is also then exercisable by LENDER), LENDER may, upon or at any time after the occurrence and during the continuance of an Event of Default, exercise all rights under the UCC and any other applicable law or in equity, and under all Loan Documents permitted to be exercised after the occurrence of an Event of Default, including the following rights and remedies (which list is given by way of example and is not intended to be an exhaustive list of all such rights and remedies):

                  (i) Subject to all applicable laws and regulations governing payment of Medicare and Medicaid receivables, the right to "take possession" of the Collateral, and notify all Obligors of LENDER's security interest in the Collateral and require payment under the Accounts to be made directly to LENDER and LENDER may, in its own name or in the name of the applicable BORROWER, exercise all rights of a secured party with respect to the Collateral and collect, sue for and receive payment on all Accounts, and settle, compromise and adjust the same on any terms as may be satisfactory to LENDER, in its sole and absolute discretion for any reason or without reason and LENDER may do all of the foregoing with or without judicial process (including without limitation notifying the United States postal authorities to redirect mail addressed to BORROWERS, or any of them, to an address designated by LENDER); or

                  (ii) Require BORROWERS at BORROWERS' expense, to assemble all or any part of the Collateral and make it available to LENDER at any place designated by LENDER, which may include providing LENDER or any entity designated by LENDER with access (either remote or direct) to BORROWERS' information system for purposes of monitoring, posting payments and rebilling Accounts to the extent deemed desirable by LENDER in its sole discretion; or

                  (iii) The right to reduce or modify the Revolving Loan Commitment, the Borrowing Base or any portion thereof or the Advance Rates or to modify the terms and conditions upon which LENDER may be willing to consider making Advances under the Total Facility or to take additional reserves in the Borrowing Base for any reason.

            (d) BORROWERS hereby agree that a notice received by them at least ten (10) days before the time of any intended public sale or of the time after which any private sale or other disposition of the Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. If permitted by applicable law, any Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by LENDER without prior notice to BORROWERS. Each BORROWER covenants and agrees not to interfere with or impose any obstacle to LENDER's exercise of its rights and remedies with respect to the Collateral.

      8.4. Nature of Remedies: All rights and remedies granted LENDER hereunder and under the Loan Documents, or otherwise available at law or in equity, shall be deemed concurrent and cumulative, and not alternative remedies, and LENDER may proceed with any number of remedies at the same time until all Obligations are satisfied in full. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy, and LENDER, upon or at any time after the occurrence and during the continuance of an Event of Default, may proceed against BORROWERS, or any of them, at any time, under any agreement, with any available remedy and in any order.

      8.5. Set-Off: If any bank account or other Property held by or with LENDER, or any Affiliate of LENDER, or any participant is attached or otherwise liened or levied upon by any third party, LENDER (and such participant) shall have and be deemed to have, without notice to BORROWERS, the immediate right of set-off and may apply the funds or other amounts or property thus set off against any of BORROWERS' Obligations hereunder.

SECTION 9. MISCELLANEOUS

      9.1. GOVERNING LAW: THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL RELATED AGREEMENTS AND DOCUMENTS, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW JERSEY. THE PROVISIONS OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL OTHER AGREEMENTS AND DOCUMENTS REFERRED TO HEREIN ARE TO BE DEEMED SEVERABLE, AND THE INVALIDITY OR UNENFORCEABILITY OF ANY PROVISION SHALL NOT AFFECT OR IMPAIR THE REMAINING PROVISIONS WHICH SHALL CONTINUE IN FULL FORCE AND EFFECT.

      9.2. Integrated Agreement: The Revolving Credit Note, the Term Loan Note, the other Loan Documents, all related agreements and this Agreement shall be construed as integrated and complementary of each other and as augmenting and not restricting LENDER's rights and remedies. If, after applying the foregoing, an inconsistency still exists, the provisions of this Agreement shall constitute an amendment thereto and shall control.

      9.3.  Waiver and Indemnity:

            (a) No omission or delay by LENDER in exercising any right or power under this Agreement or any related agreements and documents will impair such right or power or be construed to be a waiver of any default, or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or power will not preclude other or further exercise thereof or the exercise of any other right, and as to any BORROWER no waiver will be valid unless in writing and signed by LENDER and then only to the extent specified.

            (b) Each BORROWER releases and shall indemnify, defend and hold harmless LENDER, and its respective officers, employees and agents, of and from any claims, demands, liabilities, obligations, judgments, injuries, losses, damages and costs and expenses (including, without limitation, reasonable legal fees) resulting from (i) acts or conduct of a BORROWER under, pursuant or related to this Agreement and the other Loan Documents, (ii) any BORROWER'S breach, or alleged breach, or violation of any representation, warranty, covenant or undertaking contained in this Agreement or the other Loan Documents, and (iii) any BORROWER'S failure, or alleged failure, to comply with any or all laws, statutes, ordinances, governmental rules, regulations or standards, whether federal, state or local, or court or administrative orders or decrees (including without limitation environmental laws, etc.), and all costs, expenses, fines, penalties or other damages resulting therefrom, unless, in each case resulting from acts or conduct of LENDER constituting willful misconduct or gross negligence.

            (c) LENDER shall not be liable for, and BORROWERS hereby agree that LENDER's liability in the event of a breach by LENDER of this Agreement shall be limited to BORROWERS' direct damages suffered and shall not extend to, any consequential or incidental damages. In the event BORROWERS bring suit against LENDER in connection with the transactions contemplated hereunder, and LENDER is found not to be liable, BORROWERS shall indemnify and hold LENDER harmless from all costs and expenses, including attorneys' fees, incurred by LENDER in connection with such suit.

      9.4. Time: Whenever BORROWERS, or any of them, shall be required to make any payment, or perform any act, on a day which is not a Business Day, such payment may be made, or such act may be performed, on the next succeeding Business Day. Time is of the essence in BORROWERS' performance under all provisions of this Agreement and all related agreements and documents.

      9.5.  Expenses of LENDER:

            (a) At Closing and from time to time thereafter, BORROWERS will pay all reasonable expenses of LENDER on demand (including, without limitation, search costs, audit fees, appraisal fees, and the fees and expenses of legal counsel for LENDER) relating to this Agreement, and all related agreements and documents, including, without limitation, expenses incurred in the analysis, negotiation, preparation, closing, administration and enforcement of this Agreement and the other Loan Documents, the enforcement, protection and defense of the rights of LENDER in and to the Loans and Collateral or otherwise hereunder, and any reasonable expenses relating to extensions, amendments, waivers or consents pursuant to the provisions hereof, or any related agreements and documents or relating to agreements with other creditors, or termination of this Agreement (collectively, the "EXPENSES"). Any Expenses not paid upon demand by LENDER shall bear interest at the per annum rate equal to the interest rate applicable to the Advances.

            (b) In addition, at any time following the date of this Agreement, BORROWERS effect any changes which results in a change in the format or sequence of BORROWERS' data, BORROWERS shall pay to LENDER its reasonable charge for implementing such changes as are necessary to accommodate the changes in the format or sequence of the data such that the Value Track System(TM) is capable of importing such data, including an hourly fee of $100.

      9.6. Confidentiality: Except as provided in Section 9.18 hereof or to the extent required by law or applicable regulations, BORROWERS and LENDER agree to maintain the confidentiality of this Agreement and other Loan Documents and not to disclose the contents hereof or provide a copy hereof to any third party, except as required by law and (i) accountants, lawyers and financial advisers of the parties who are informed of and agree to be bound by this Section 9.6, and
(ii) that copies hereof may be provided to any assignee or participant (or potential assignee or participant) of LENDER's interests herein, any investors or prospective investors who acquire or may acquire Securities backed by Accounts and any parties which facilitate the issuance of such Securities, including rating agencies, guarantors and insurers. LENDER agrees to maintain the confidentiality of patient information obtained as a result of its interests in, or duties with respect to, the Accounts.

      9.7.  Notices:

            (a) Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed given if delivered in person or if sent by telecopy or by nationally recognized overnight courier, or via first class, Certified or Registered mail, postage prepaid, to the address of such party set forth on the signature pages hereof, unless such address is changed by written notice hereunder.

            (b) Any notice sent by LENDER or BORROWERS, or any of them, by any of the above methods shall be deemed to be given when so received.

            (c) LENDER shall be fully entitled to rely upon any facsimile transmission or other writing purported to be sent by any Authorized Officer (whether requesting an Advance or otherwise) as being genuine and authorized.

      9.8. Headings: The headings of any paragraph or Section of this Agreement are for convenience only and shall not be used to interpret any provision of this Agreement.

      9.9. Survival: All warranties, representations, and covenants made by any or all BORROWERS herein, in any Loan Document, or in any agreement referred to herein or on any certificate, document or other instrument delivered by it or on its behalf under this Agreement, shall be considered to have been relied upon by LENDER, and shall survive the delivery to LENDER of any Loan Document, regardless of any investigation made by LENDER or on its behalf. All statements in any such certificate or other instrument prepared and/or delivered for the benefit of LENDER shall constitute warranties and representations by BORROWERS hereunder. Except as otherwise expressly provided herein, all covenants made by any or all BORROWERS hereunder, in any Loan Document or under any other agreement or instrument shall be deemed continuing until all Obligations are satisfied in full.

      9.10. Successors and Assigns:

            (a) This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties. No BORROWER may transfer, assign or delegate any of its duties or obligations hereunder.

            (b) The LENDER may at any time assign all of its Advances and commitments hereunder to any other Person with the consent of BORROWERS, which consent shall not be unreasonably withheld or delayed.

      9.11. Duplicate Originals: Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement may be executed in counterparts, all of which counterparts taken together shall constitute one completed fully executed document.

      9.12. Modification: No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed by BORROWERS and LENDER.

      9.13. Signatories: Each individual signatory hereto represents and warrants that such signatory is duly authorized to execute this Agreement on behalf of such signatory's principal and that such signatory executes the Agreement in such capacity and not as a party.

      9.14. Third Parties: No rights are intended to be created hereunder, or under any related agreements or documents for the benefit of any third party donee, creditor or incidental beneficiary of any BORROWER. Nothing contained in this Agreement shall be construed as a delegation to LENDER of any BORROWER'S duty of performance, including, without limitation, such BORROWER'S duties under any account or contract with any other Person.

      9.15. Waivers:

            (a) BORROWERS each hereby irrevocably, unconditionally and fully subordinate in favor of LENDER, any and all rights they or any of them, may have at any time (whether arising directly or indirectly, by operation of law or contract) to assert or receive payment on any claim against each other or any of them, on account of payments made under this Agreement, including without limitation, any and all rights of subrogation, reimbursement, exoneration, contribution or indemnity. Each BORROWER waives any event or circumstances which might constitute a legal or equitable defense of, or discharge of, such BORROWER. Furthermore, each BORROWER agrees that if any payment on the Obligations is recovered from or repaid by LENDER in whole or in part in any bankruptcy, insolvency or similar proceeding instituted by or against any BORROWER, the remaining BORROWERS and/shall be obligated to the same extent as if the recovered or repaid payment had never been originally made on such Obligation.

            (b) Each BORROWER hereby consents and agrees that LENDER, at any time or from time to time in its discretion may: (i) settle, compromise or grant releases for liabilities of other BORROWERS, and/or any other Person or Persons liable for any Obligations, (ii) exchange, release, surrender, sell, subordinate or compromise any Collateral to the extent allowed under federal, state or local law, including without limitation administrative pronouncements, of any party now or hereafter securing any of the Obligations, and (iii) following an Event of Default, apply any and all payments received at any time against the Obligations in any order as LENDER may determine; all of the foregoing in such manner and upon such terms as LENDER may see fit, without notice to or further consent from such BORROWER who hereby agrees and shall remain bound upon this Agreement notwithstanding any such action on LENDER's part.

            (c) The liability of each BORROWER hereunder is absolute and unconditional and shall not be reduced, impaired or affected in any way by reason of (i) any failure to obtain, retain or preserve, or the lack of prior enforcement of, any rights against any Person or Persons (including other BORROWERS) or in any Property, (ii) the invalidity or unenforceability of any Obligations or rights in any Collateral, (iii) any delay in making demand upon other BORROWERS or any delay in enforcing, or any failure to enforce, any rights against other BORROWERS or in any Collateral even if such rights are thereby lost, (iv) any failure, neglect or omission to obtain, perfect or retain any lien upon, protect, exercise rights against, or realize on, any Property of any BORROWER, or any other party securing the Obligations, (v) the existence or non-existence of any defenses which may be available to the other BORROWERS with respect to the Obligations or (vi) the commencement of any bankruptcy, reorganization, liquidation, dissolution or receivership proceeding or case filed by or against any of BORROWERS.

      9.16. CONSENT TO JURISDICTION: EACH BORROWER AND LENDER HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN THE STATE OF NEW JERSEY IN ANY AND ALL ACTIONS AND PROCEEDINGS WHETHER ARISING HEREUNDER OR UNDER ANY OTHER AGREEMENT OR UNDERTAKING. BORROWERS WAIVE ANY OBJECTION TO IMPROPER VENUE AND FORUM NON-CONVENIENS TO PROCEEDINGS IN ANY SUCH COURT AND ALL RIGHTS TO TRANSFER FOR ANY REASON. EACH

BORROWER IRREVOCABLY AGREES TO SERVICE OF PROCESS BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED TO THE ADDRESS OF THE APPROPRIATE PARTY SET FORTH HEREIN.

      9.17. WAIVER OF JURY TRIAL: EACH BORROWER AND LENDER HEREBY WAIVE ANY AND ALL RIGHTS IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION COMMENCED BY OR AGAINST LENDER WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO OR UNDER THE LOAN DOCUMENTS, WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

      9.18. Publication: BORROWERS grant LENDER the right to publish and/or advertise information to the effect that this transaction has closed, which information may include, without limit, (i) the names of BORROWERS and LENDER,
(ii) the size of the transaction and (iii) those items of information commonly included within a "tombstone advertisement" of the type customarily published in financial or business periodicals.

      9.19. Discharge of Taxes, BORROWER'S Obligations, Etc.: LENDER, in its sole discretion, shall have the right at any time, and from time to time, with prior notice to BORROWERS, if BORROWERS fail to do so five (5) Business Days after requested in writing to do so by LENDER, to: (a) pay for the performance of any of BORROWERS' obligations hereunder, and (b) discharge taxes or liens, at any time levied or placed on any of BORROWERS' Property in violation of this Agreement unless BORROWERS are in good faith with due diligence by appropriate proceedings contesting such taxes or liens. Expenses and advances shall be deemed Advances hereunder and shall be deemed Advances hereunder and shall bear interest at the same rate applied to the Loans until reimbursed to LENDER. Such payments and advances made by LENDER shall not be construed as a waiver by LENDER of an Event of Default under this Agreement.

      9.20. Injunctive Relief: The parties acknowledge and agree that, in the event of a breach or threatened breach of any party's obligations hereunder, may have no adequate remedy in money damages and, accordingly, shall be entitled to an injunction (including without limitation, a temporary restraining order, preliminary injunction, writ of attachment, or order compelling an audit) against such breach or threatened breach, including without limitation, maintaining the cash management and collection procedure described herein. However, no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against any other legal or equitable remedies in the event of a breach or threatened breach of any provision of this Agreement.

SECTION 10. SPECIAL INTER-BORROWER PROVISIONS

      10.1. Certain BORROWER Acknowledgments and Agreements:

            (a) Each BORROWER acknowledges that it will enjoy significant benefits from the business conducted by the other BORROWERS because of, inter alia, their combined ability to bargain with other Persons including without limitation their ability to receive the Total Facility and the Term Loan on favorable terms granted by this Agreement and other Loan Documents which would not have been available to an individual BORROWER acting alone. Each BORROWER has determined that it is in its best interest to procure the Total Facility and the Term Loan which each BORROWER may utilize directly and which receive the credit support of the other BORROWERS as contemplated by this Agreement and the other Loan Documents.

            (b) LENDER has advised BORROWERS that it is unwilling to enter into this Agreement and the other Loan Documents and make available the Total Facility and the Term Loan extended hereby to any BORROWER unless each BORROWER agrees, among other things, to be jointly and severally liable for the due and proper payment of the Obligations of each other BORROWER under this Agreement and other Loan Documents. Each BORROWER has determined that it is in its best interest and in pursuit of its purposes that it so induce LENDER to extend credit pursuant to this Agreement and the other documents executed in connection herewith (i) because of the desirability to each BORROWER of the Total Facility and the Term Loan, the interest rates and the modes of borrowing available hereunder, (ii) because each BORROWER may engage in transactions jointly with other BORROWERS and (iii) because each BORROWER may require, from time to time, access to funds under this Agreement for the purposes herein set forth.

            (c) Each BORROWER has determined that it has and, after giving effect to the transactions contemplated by this Agreement and the other Loan Documents (including, without limitation, the inter-BORROWER arrangement set forth in this Section 10.1), will have assets having a fair saleable value in excess of the amount required to pay its probable liability on its existing debts as they fall due for payment and that the sum of its debts is not and will not then be greater than all of its Property at a fair valuation, that such BORROWER has, and will have, access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection therewith as such debts mature and that the value of the benefits to be derived by such BORROWER from the access to funds under this Agreement (including, without limitation, the inter-BORROWER arrangement set forth in this Section 10.1) is reasonably equivalent to the obligations undertaken pursuant hereto.

            (d) VistaCare, Inc. (on behalf of each BORROWER) shall maintain records specifying (a) all Obligations incurred by each BORROWER, (b) the date of such incurrence, (c) the date and amount of any payments made in respect of such Obligations and (d) all inter-BORROWER obligations pursuant to this Section
10. VistaCare, Inc. shall make copies of such records available to LENDER, upon request.

      10.2. Maximum Amount Of Joint and Several Liability: To the extent that applicable law otherwise would render the full amount of the joint and several obligations of any BORROWER hereunder and under the other Loan Documents invalid or unenforceable, such BORROWER'S obligations hereunder and under the other Loan Documents shall be limited to the maximum amount which does not result in such invalidity or unenforceability, provided, however, that each BORROWER'S obligations hereunder and under the other Loan Documents shall be presumptively valid and enforceable to their fullest extent in accordance with the terms hereof or thereof, as if this Section 10.2 were not a part of this Agreement.

      10.3. Authorization of VistaCare, Inc. by BORROWERS:

            (a) Each of BORROWERS hereby irrevocably authorizes VistaCare, Inc. to give notices, make requests, make payments, receive payments and notices, give receipts and execute agreements, make agreements or take any other action whatever on behalf of such BORROWER under and with respect to any Loan Document and each BORROWER shall be bound thereby. This authorization is coupled with an interest and shall be irrevocable, and LENDER may rely on any notice, request, information supplied by VistaCare, Inc., every document executed by VistaCare, Inc., every agreement made by VistaCare, Inc. or other action taken by VistaCare, Inc. in respect of BORROWERS or any thereof as if the same were supplied, made or taken by any or all BORROWERS. Without limiting the generality of the foregoing, the failure of one or more BORROWERS to join in the execution of any writing in connection herewith shall not, unless the context clearly requires, relieve any such BORROWER from obligations in respect of such writing.

            (b) BORROWERS acknowledge that the credit provided hereunder is on terms more favorable than any BORROWER acting alone would receive and that each BORROWER benefits directly and indirectly from all Advances hereunder. Each of the other BORROWERS, shall be jointly and severally liable for all Obligations, regardless of, inter alia, which BORROWER requested (or received the proceeds of) a particular Advance.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

ADDRESS FOR NOTICES TO BORROWERS:         BORROWERS:

8125 North Hayden Road, Suite 300         VistaCare, Inc.
Scottsdale, Arizona  85258
Attn: Philip B. Arnold,                   By: /s/ Philip B. Arnold
      Executive President                    ---------------------
Fax:                                      Attest: /s/ Stephen Lewis, Secretary
                                                 -----------------------------
                                          (Corporate Seal)


8125 North Hayden Road, Suite 300         Vista Hospice Care, Inc.
Scottsdale, Arizona  85258
Attn: Philip B. Arnold,                   By: /s/ Philip B. Arnold
      Executive President                    ---------------------
Fax:                                      Attest: /s/ Stephen Lewis, Secretary
                                                 -----------------------------
                                          (Corporate Seal)


8125 North Hayden Road, Suite 300         VistaCare USA, Inc.
Scottsdale, Arizona  85258
Attn: Philip B. Arnold,                   By: /s/ Philip B. Arnold
      Executive President                    ---------------------
Fax:                                      Attest: /s/ Stephen Lewis, Secretary
                                                 -----------------------------
                                          (Corporate Seal)


8125 North Hayden Road, Suite 300         FHI Health Systems, Inc.
Scottsdale, Arizona  85258
Attn: Philip B. Arnold,                   By: /s/ Philip B. Arnold
      Executive President                    ---------------------
Fax:                                      Attest: /s/ Stephen Lewis, Secretary
                                                 ----------------------------
                                          (Corporate Seal)


8125 North Hayden Road, Suite 300         FHI GP, Inc.
Scottsdale, Arizona  85258
Attn: Philip B. Arnold,                   By: /s/ Philip B. Arnold
      Executive President                    ------------------------
Fax:                                      Attest: /s/ Stephen Lewis, Secretary
                                                 -----------------------------
                                          (Corporate Seal)

ADDRESS FOR NOTICES TO BORROWERS:         BORROWERS:

8125 North Hayden Road, Suite 300         FHI LP, Inc.
Scottsdale, Arizona  85258
Attn: Philip B. Arnold,                   By: /s/ Philip B. Arnold
      Executive President                    ---------------------
Fax:                                      Attest: /s/ Stephen Lewis, Secretary
                                                 ------------------------------
                                          (Corporate Seal)


8125 North Hayden Road, Suite 300         Family Hospice, Ltd.
Scottsdale, Arizona  85258
Attn: c/o Philip B. Arnold,               By: /s/ Philip B. Arnold
      Executive President                    ----------------------
Fax:                                      Attest: /s/ Stephen Lewis, Secretary
                                                 -----------------------------
                                          (Corporate Seal)


8125 North Hayden Road, Suite 300         FHI Management, Ltd.
Scottsdale, Arizona  85258
Attn: Philip B. Arnold,                   By: /s/ Philip B. Arnold
      Executive President                    -----------------------
Fax:                                      Attest: /s/ Stephen Lewis, Secretary
                                                 -----------------------------
                                          (Corporate Seal)


Address for notices:                      LENDER:
Healthcare Business Credit Corporation
305 Fellowship Road, Suite 300            HEALTHCARE BUSINESS CREDIT CORPORATION
Mount Laurel, NJ 08054
Attn: Bernard J. Lajeunesse, President    By:  /s/ Michael D. Gervais
                                             ------------------------------
Fax: 609-727-5170                         Title: Vice President
                                                ----------------------------

                                 EXHIBIT 2.1(c)(i)
                             REVOLVING CREDIT NOTE

$30,000,000                                                       April 16, 2001

         FOR VALUE RECEIVED, VistaCare, Inc., a Delaware corporation, Vista Hospice Care, Inc., a Delaware corporation, VistaCare USA, Inc., a Delaware corporation, FHI Health Systems, Inc., a Delaware corporation, FHI GP, Inc., a Texas corporation, FHI LP, Inc., a Nevada corporation, Family Hospice, Ltd., a Texas limited partnership, and FHI Management, Ltd., a Texas limited partnership (together with each of their successors and permitted assigns, collectively referred to as the "BORROWERS" and each individually referred to as a "BORROWER") hereby, jointly and severally, promise to pay to the order of Healthcare Business Credit Corporation, a Delaware corporation ("LENDER"), the principal amount of Thirty Million and No/100 Dollars ($30,000,000.00), or so much thereof as shall have been advanced as Loans under the Loan Agreement referred to below and shall be outstanding, such payment to be made at such time or times and in the manner specified in the Loan Agreement; provided, however, that all Loans shall be repaid in full on or before the Maturity Date.

         This Revolving Credit Note (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "NOTE") is issued under and secured by that certain Loan and Security Agreement dated as of even date herewith among Borrowers and Lender (as from time to time amended, restated, supplemented or otherwise modified, the "LOAN AGREEMENT"). Terms used herein and not defined herein are used with the respective meanings set forth in the Loan Agreement.

         Interest on the outstanding principal amount of each Loan evidenced by this Note shall accrue at the rate or rates specified in, and be payable in accordance with the terms of, the Loan Agreement.

         Borrower may prepay this Note only in accordance with the terms and conditions of the Loan Agreement.

         The Loan Agreement provides for the acceleration of the payment of principal of and interest on such Loans upon the happening of certain Events of Default as defined in the Loan Agreement.

         Borrower waives presentment, demand for payment, notice of dishonor or acceleration, protest and notice of protest, and any and all other notices or demands in connection with this Note, except any notice expressly required by the Loan Agreement.

         This Note shall be governed by and construed in accordance with the internal laws of the state of New Jersey.

                            [SIGNATURE PAGE FOLLOWS]

                                    BORROWERS

VistaCare, Inc.                                      FHI GP, Inc.

By:  /s/ David Daucher                               By: /s/ David Daucher
    ------------------                                  ------------------
Attest: /s/ David Schmehl                            Attest: /s/ David Schmehl
       ------------------                                   ------------------
(Corporate Seal)                                     (Corporate Seal)


Vista Hospice Care, Inc.                             FHI LP, Inc.

By: /s/ David Daucher                                By: /s/ David Daucher
   ------------------                                   ------------------
Attest: /s/ David Schmehl                            Attest: /s/ David Schmehl
       ------------------                                   ------------------
(Corporate Seal)                                     (Corporate Seal)


VistaCare USA, Inc.                                  Family Hospice, Ltd.

By: /s/ David Daucher                                By: /s/ David Daucher
   ------------------                                   ------------------
Attest: /s/ David Schmehl                            Attest: /s/ David Schmehl
       ------------------                                   ------------------
(Corporate Seal)                                     (Corporate Seal)


FHI Health Systems, Inc.                             FHI Management, Ltd.

By: /s/ David Daucher                                By: /s/ David Daucher
   ------------------                                   ------------------
Attest: /s/ David Schmehl                            Attest: /s/ David Schmehl
       ------------------                                   ------------------
(Corporate Seal)                                     (Corporate Seal)

                              EXHIBIT 2.1 (c)(ii)

                                 TERM LOAN NOTE

$3,000,000                                                          June 3, 2002

         FOR VALUE RECEIVED, VistaCare, Inc., a Delaware corporation, Vista Hospice Care, Inc., a Delaware corporation, VistaCare USA, Inc., a Delaware corporation, FHI Health Systems, Inc., a Delaware corporation, FHI GP, Inc., a Texas corporation, FHI LP, Inc., a Nevada corporation, Family Hospice, Ltd., a Texas limited partnership, and FHI Management, Ltd., a Texas limited partnership (together with each of their successors and permitted assigns, collectively referred to as the "BORROWERS" and each individually referred to as a "BORROWER") hereby, jointly and severally, promise to pay to the order of Healthcare Business Credit Corporation, a Delaware corporation ("LENDER"), the principal amount of Three Million and No/100 Dollars ($3,000,000.00), or such lesser amount as then may be owing by Borrowers to Lender under the Loan Agreement referred to below, such payment to be made at such time or times and in the manner specified in the Loan Agreement; provided, however, that the Term Loan shall be repaid in full on or before the Term Loan Maturity Date.

         This Term Loan Note (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "TERM LOAN NOTE") is issued under and secured by that certain Amended and Restated Loan and Security Agreement dated as of even date herewith among Borrowers and Lender (as from time to time amended, restated, supplemented or otherwise modified, the "LOAN AGREEMENT"). Terms used herein and not defined herein are used with the respective meanings set forth in the Loan Agreement.

         Interest on the outstanding principal amount of the Term Loan evidenced by this Term Loan Note shall accrue at the rate or rates specified in, and be payable in accordance with the terms of, the Loan Agreement.

         Borrowers may prepay this Term Loan Note only in accordance with the terms and conditions of the Loan Agreement.

         The Loan Agreement provides for the acceleration of the payment of principal of and interest on such Term Loan upon the happening of certain Events of Default as defined in the Loan Agreement.

         Each Borrower waives presentment, demand for payment, notice of dishonor or acceleration, protest and notice of protest, and any and all other notices or demands in connection with this Term Loan Note, except any notice expressly required by the Loan Agreement.

         This Term Loan Note shall be governed by and construed in accordance with the internal laws of the state of New Jersey.

BORROWERS:                                BORROWERS:

FHI LP, Inc.                              VistaCare, Inc.

By:  /s/ Philip B. Arnold                 By: /s/ Philip B. Arnold
    -------------------------                 --------------------
Attest: /s/ Stephen Lewis, Secretary      Attest: /s/ Stephen Lewis, Secretary
       -----------------------------             -----------------------------
(Corporate Seal)                          (Corporate Seal)



Family Hospice, Ltd.                      Vista Hospice Care, Inc.

By: /s/ Philip B. Arnold                  By: /s/ Philip B. Arnold
    --------------------                      --------------------
Attest: /s/ Stephen Lewis, Secretary      Attest: /s/ Stephen Lewis, Secretary
       -----------------------------             -----------------------------
(Corporate Seal)                          (Corporate Seal)



FHI Management, Ltd.                      VistaCare USA, Inc.

By: /s/ Philip B. Arnold                  By: /s/ Philip B. Arnold
    --------------------                      --------------------
Attest: /s/ Stephen Lewis, Secretary      Attest: /s/ Stephen Lewis, Secretary
       -----------------------------             -----------------------------
(Corporate Seal)                          (Corporate Seal)



                                          FHI Health Systems, Inc.

                                          By: /s/ Philip B. Arnold
                                              --------------------
                                          Attest: /s/ Stephen Lewis, Secretary
                                                  ----------------------------
                                          (Corporate Seal)



                                          FHI GP, Inc.

                                          By: /s/ Philip B. Arnold
                                              --------------------
                                          Attest: /s/ Stephen Lewis, Secretary
                                                  ----------------------------
                                          (Corporate Seal)

                                 EXHIBIT 2.2(c)

                              FORM OF LOAN REQUEST

                            ____________, __________


Healthcare Business Credit Corporation
700 East Gate Drive, Suite 100
Mount Laurel, NJ  08054

         Re:      Loan and Security Agreement

Ladies and Gentlemen:

         Pursuant to Section 2.2(c) of that certain Loan and Security Agreement dated as of April , 2001 (as the same may from time to time be amended, restated, supplemented or otherwise modified, the "LOAN AGREEMENT") among VistaCare, Inc., a Delaware -- corporation, Vista Hospice Care, Inc., a Delaware corporation, VistaCare USA, Inc., a Delaware corporation, FHI Health Systems, Inc., a Delaware corporation, FHI GP, Inc., a Texas corporation, FHI LP, Inc., a Nevada corporation, Family Hospice, Ltd., a Texas limited partnership, and FHI Management, Ltd., a Texas limited partnership (together with each of their successors and permitted assigns, collectively referred to as the "BORROWERS" and each individually referred to as a "BORROWER") and Healthcare Business Credit Corporation ("LENDER"), Borrowers hereby request the following Loan:

         (1) The date of the proposed Loan is ____________ (which day is a Funding Date under the Loan Agreement); and

         (2) The aggregate amount of the proposed Loan is $ ____________ (which amount does not exceed the Borrowing Base Excess set forth on the attached Borrowing Base Report).

         Each Borrower hereby certifies that on and as of the date hereof, and on and as of the Funding Date of the proposed Loan, before and after giving effect to such Loan:

         (a) The representations and warranties of each Borrower contained in the Loan Agreement and the other Loan Documents are and will be true and correct;

         (b) Each Borrower is and will be in compliance with all the terms, covenants and conditions of the Loan Agreement;

         (c) Each Borrower has paid all taxes, assessments and governmental charges or levies imposed upon it or its Property (including, without limitation, all payroll and other withholding taxes); and

         (d) No Event of Default or Unmatured Event of Default exists or will result from the proposed Loan.

         Capitalized terms used herein but not defined herein have the meanings assigned such terms in the Loan Agreement.

                                                     Very truly yours,


VistaCare, Inc.                                   FHI GP, Inc.

By:                                               By:
   ------------------------                           --------------------------
Attest:                                           Attest:
   ------------------------                           --------------------------
(Corporate Seal)                                  (Corporate Seal)


Vista Hospice Care, Inc.                          FHI LP, Inc.

By:                                               By:
   ------------------------                           --------------------------
Attest:                                           Attest:
   ------------------------                           --------------------------
(Corporate Seal)                                  (Corporate Seal)


VistaCare USA, Inc.                               Family Hospice, Ltd.

By:                                               By:
   ------------------------                           --------------------------
Attest:                                           Attest:
   ------------------------                           --------------------------
(Corporate Seal)                                  (Corporate Seal)


FHI Health Systems, Inc.                          FHI Management, Ltd.

By:                                               By:
   ------------------------                           --------------------------
Attest:                                           Attest:
   ------------------------                           --------------------------
(Corporate Seal)                                  (Corporate Seal)

                                  EXHIBIT 4.2A

                      FORM OF NOTICE TO COMMERCIAL OBLIGORS

                                                            Date: ______________

Re: ________________________ ("Borrower")

Ladies and Gentlemen:

         As you are aware, Borrower has established a lockbox (the "Lockbox") for collection of accounts receivable (the "Accounts") on which [NAME OF OBLIGOR] owes payment to Borrower. Accordingly, you are hereby instructed to continue to remit all payments on Accounts of which you are the obligor to Borrower to the following address:

                             [NAME OF LOCKBOX BANK]
                              Lockbox Account #___
                             Post Office Box No. ___
                            [ADDRESS OF LOCKBOX BANK]

         Borrower has entered into an agreement with Healthcare Business Credit Corporation (the "Lender") under which the Accounts will be assigned to the Lender. Lender may, in turn, from time to time, assign or pledge its interest in such Accounts as it deems appropriate.

         It is contemplated that the Accounts will continue to be serviced by Borrower.

         Sending payment on such Accounts to the above Lockbox will discharge your obligation on such Accounts (to the extent of such payment), whether or not the Accounts have been assigned to Lender or any assignee thereof.

         This direction may not be changed or revoked without the prior written consent of Lender.

                                                     Very truly yours,

                                                     ___________________________


                                                     Name:
                                                     Title:

                                  EXHIBIT 4.2B

                      FORM OF NOTICE TO GOVERNMENT OBLIGORS

                                                  Date: ________________________


Re: _____________________________ ("Borrower")

Ladies and Gentlemen:

         Borrower has established a lockbox (the "Lockbox") in its name for the collection of accounts receivable (the "Accounts") due to it under the Medicare and Medicaid programs. Accordingly, you are hereby instructed to remit all payments on Accounts of which you are the obligor to Borrower to the following address:

                     [NAME OF LOCKBOX BANK] ("Lockbox Bank")
                              Lockbox Account # ___
                             Post Office Box No. ___
                            [ADDRESS OF LOCKBOX BANK]

                                       OR

                       [ELECTRONIC TRANSFER INSTRUCTIONS]


Borrower shall continue this payment arrangement only so long as the following requirements are met:

         1. The Lockbox Bank is neither providing financing to the Borrower nor acting on behalf of another party in connection with the provision of such financing; and

         2. Borrower has sole control of the account, and the Lockbox Bank is subject only to the Borrower's instructions regarding the account.

         Sending payment on such Accounts to this Lockbox will discharge your obligation on such Accounts (to the extent of such payment).

                                                     Very truly yours,


                                                     ___________________________
                                                     By: _______________________
                                                     Name:
                                                     Title:

                                  EXHIBIT 5.11

                                   GUARANTEES


None.

                                   EXHIBIT 6.8

                          CERTIFICATE OF THE SECRETARY


         The undersigned Stephen Lewis, certifies that he is the duly elected, qualified and acting Secretary of VistaCare, Inc. (the "Corporation"), a corporation duly organized and existing under the laws of Delaware, and that as such Secretary he is the keeper of the corporate records and seal of the Corporation.

         The undersigned further certifies:

         1. The Certificate of Incorporation of the Corporation and the By-Laws of the Corporation have not been amended since being delivered under the Existing Credit Agreement.

         2. Attached hereto as Exhibit A is a complete and correct copy of resolutions adopted by the Board of Directors of the Corporation by unanimous written consent as of May 30, 2002; such resolutions have not been amended, modified or revoked and are in full force and effect on the date hereof.

         3. That the person named below is the duly elected, qualified and acting incumbent of the office of the Corporation set out at the left of his name, and the signature at the right of said name is the genuine signature of said officer:

          Title                  Name                  Signature
          -----                  ----                  ---------
Executive Vice President   Philip B. Arnold     /s/ Philip B. Arnold
                                                ------------------------
Chief Financial Officer    Mark E. Liebner      /s/ Mark E. Liebner
                                                ------------------------

IN WITNESS WHEREOF, I have hereunto set my hand this 30th day of May, 2002.


                                                  By:   /s/ Stephen Lewis
                                                        -----------------
                                                        Stephen Lewis, Secretary

                     UNANIMOUS WRITTEN CONSENT OF DIRECTORS
                                       OF
                                 VISTACARE, INC.

                                  MAY 30, 2002


         The undersigned, being the duly elected, qualified and acting directors of VistaCare, Inc., a Delaware corporation (the "Company"), hereby adopt the following resolutions as of the date first set forth above, with the same force and effect as though adopted at a duly called and held meeting of the Board of Directors of the Company.

         RESOLVED:         That the Company enter into an Amended and Restated
                           Loan and Security Agreement dated as of June 3, 2002
                           (the "Loan Agreement") with each of the other
                           Borrowers named therein and Healthcare Business
                           Credit Corporation, a Delaware corporation
                           ("Lender"), with an aggregate revolving credit line of up to $33,000,000, and pursuant to which the Company has executed and delivered or shall execute and deliver certain promissory notes evidencing such borrowings as required by the Loan Agreement; and that the officers the Company (each, an "Officer", and together, the "Officers") be, and each of them acting singly hereby is, authorized in the name and on behalf of the Company to take any actions deemed necessary or appropriate by such Officer to carry out the provisions of the Loan Agreement and to execute and deliver the Loan Agreement, such notes and all other documents and instruments contemplated by the Loan Agreement; and that each Officer of the Company is hereby authorized to borrow on behalf of the Company the amount permitted or provided to be borrowed by the Company under the Loan Agreement pursuant to these resolutions; and that such Loan
                           Agreement be in substantially the form presented to the Board of Directors of the Company, with such changes as the Officer or Officers executing the same may, in his or their discretion deem appropriate, the execution and delivery thereof to be conclusive evidence of such determination and of the due authorization of the Board of Directors of the Company.

         FURTHER
         RESOLVED:         That the Revolving Credit Note, the Tranche A Note
                           and the Tanche B Note, each as defined in the Loan
                           Agreement be, and each of them hereby is, approved as adopted; and that the Officers be, and each of them acting singly hereby is, authorized in the name and on behalf of the Company to execute and deliver the Revolving Credit Note, the Tranche A Note and the
                           Tranche B Note and to execute and deliver any and all other documents and instruments contemplated therein, with such changes as the Officer or Officers executing the same may, in his or their discretion deem appropriate, the execution and delivery thereof to be conclusive evidence of such determination and the due authorization of the Board of Directors of the Company.

         FURTHER
         RESOLVED:         That the Term Note, as defined in the Loan Agreement
                           be, and it hereby is, approved and adopted; and that the Officers be, and each of them acting singly hereby is, authorized in the name and on behalf of the Company to execute and deliver the Term Note, and to execute and deliver any and all other documents contemplated therein, with such changes as the Officer or Officers executing the same may, in his or their discretion deem appropriate, the execution and delivery thereof to be conclusive evidence of such determination and the due authorization of the Board of Directors of the Company.

         FURTHER
         RESOLVED:         That the one or more Depository Agreements, as
                           defined in the Loan Agreement be, and each of them hereby is, approved and adopted; and that the Officers be, and each of them acting singly hereby is, authorized in the name and on behalf of the Company to execute and deliver the Depository
                           Agreements, and to execute and deliver any and all other documents and instruments contemplated therein, with such changes as the Officer or Officers executing the same may, in his or their discretion deem appropriate, the execution and delivery thereof to be conclusive evidence of such determination and of the due authorization and approval of the Board of Directors of the Company.

         FURTHER
         RESOLVED:         That the Company, in connection with the Loan
                           Agreement, grant to the Lender a security interest in its assets pursuant to the Loan Agreement and in connection therewith to enter into such other agreements as may be requested by the Lender; and that the Officers be, an each of them acting singly hereby is, authorized to execute from time to time agreements, any documents and amendments as are deemed necessary or appropriate by Lender to collateralize the borrowings under the Loan Agreement and maintain a prior and perfected interest in the Collateral, as defined in the Loan Agreement, in favor of the Lender.

         FURTHER
         RESOLVED:         That any actions previously taken by any Officers in
                           connection with the foregoing resolutions are approved and ratified in all respects and that the Officers be, and each of them acting singly hereby is, authorized in the name and on behalf of the Company to execute and deliver such other agreements, documents and instruments as may be necessary or desirable in connection with the transactions contemplated by the foregoing resolutions, such agreements, documents and instruments to be in the form that the Officer or Officers executing the same may, in his or their discretion, deem appropriate and that the Officers be, and each of the acting singly hereby is, authorized to take all such further action as may be necessary or desirable to carry out the foregoing resolutions and the transactions contemplated thereby.

         IN WITNESS WHEREOF, this written consent has been executed as of the date first written above.

                                                     /s/ Barry M. Smith
                                                     ------------------
                                                     Barry M. Smith


                                                     /s/ David A. Freeman
                                                     --------------------
                                                     David A. Freeman


                                                     /s/ William J. McBride
                                                     ----------------------
                                                     William J. McBride


                                                     /s/ Richard R. Slager
                                                     ---------------------
                                                     Richard R. Slager


                                                     /s/ Perry G. Fine
                                                     -----------------
                                                     Perry G. Fine


                                                     /s/ Pete A. Klisares
                                                     --------------------
                                                     Pete A. Klisares

                          CERTIFICATE OF THE SECRETARY


            The undersigned Stephen Lewis, certifies that he is the duly elected, qualified and acting Secretary of VistaCare USA, Inc. (the "Corporation"), a corporation duly organized and existing under the laws of Delaware, and that as such Secretary he is the keeper of the corporate records and seal of the Corporation.

            The undersigned further certifies:

            1. The Certificate of Incorporation of the Corporation and the By-Laws of the Corporation have not been amended since being delivered under the Existing Credit Agreement.

            2. Attached hereto as Exhibit A is a complete and correct copy of resolutions adopted by the Board of Directors of the Corporation by unanimous written consent as of May 30, 2002; such resolutions have not been amended, modified or revoked and are in full force and effect on the date hereof.

            3. That the person named below is the duly elected, qualified and acting incumbent of the office of the Corporation set out at the left of his name, and the signature at the right of said name is the genuine signature of said officer:

               Title                    Name                    Signature
               -----                    ----                    ---------

      Executive Vice President     Philip B. Arnold      /s/ Philip B. Arnold
                                                        ------------------------

      Chief Financial Officer      Mark E. Liebner       /s/ Mark E. Liebner
                                                        ------------------------

IN WITNESS WHEREOF, I have hereunto set my hand this 30th day of May, 2002.


                                    By:     /s/ Stephen Lewis
                                        ----------------------------
                                          Stephen Lewis, Secretary

                          CERTIFICATE OF THE SECRETARY


            The undersigned Stephen Lewis, certifies that he is the duly elected, qualified and acting Secretary of FHI Health Systems, Inc. (the "Corporation"), a corporation duly organized and existing under the laws of Delaware, and that as such Secretary he is the keeper of the corporate records and seal of the Corporation.

            The undersigned further certifies:

            1. The Certificate of Incorporation of the Corporation and the By-Laws of the Corporation have not been amended since being delivered under the Existing Credit Agreement.

            2. Attached hereto as Exhibit A is a complete and correct copy of resolutions adopted by the Board of Directors of the Corporation by unanimous written consent as of May 30, 2002; such resolutions have not been amended, modified or revoked and are in full force and effect on the date hereof.

            3. That the person named below is the duly elected, qualified and acting incumbent of the office of the Corporation set out at the left of his name, and the signature at the right of said name is the genuine signature of said officer:

               Title                    Name                    Signature
               -----                    ----                    ---------
      Executive Vice President     Philip B. Arnold      /s/ Philip B. Arnold
                                                        ------------------------

      Chief Financial Officer      Mark E. Liebner       /s/ Mark E. Liebner
                                                        ------------------------

IN WITNESS WHEREOF, I have hereunto set my hand this 30th day of May, 2002.


                                    By:     /s/ Stephen Lewis
                                        ----------------------------
                                          Stephen Lewis, Secretary

                          CERTIFICATE OF THE SECRETARY


            The undersigned Stephen Lewis, certifies that he is the duly elected, qualified and acting Secretary of FHI GP, Inc. (the "Corporation"), a corporation duly organized and existing under the laws of Texas, and that as such Secretary he is the keeper of the corporate records and seal of the Corporation.

            The undersigned further certifies:

            1. The Certificate of Incorporation of the Corporation and the By-Laws of the Corporation have not been amended since being delivered under the Existing Credit Agreement.

            2. Attached hereto as Exhibit A is a complete and correct copy of resolutions adopted by the Board of Directors of the Corporation by unanimous written consent as of May 30, 2002; such resolutions have not been amended, modified or revoked and are in full force and effect on the date hereof.

            3. That the person named below is the duly elected, qualified and acting incumbent of the office of the Corporation set out at the left of his name, and the signature at the right of said name is the genuine signature of said officer:

               Title                    Name                    Signature
               -----                    ----                    ---------
      Executive Vice President     Philip B. Arnold      /s/ Philip B. Arnold
                                                        ------------------------

      Chief Financial Officer      Mark E. Liebner       /s/ Mark E. Liebner
                                                        ------------------------

IN WITNESS WHEREOF, I have hereunto set my hand this 30th day of May, 2002.


                                    By:     /s/ Stephen Lewis
                                        ----------------------------
                                          Stephen Lewis, Secretary

                          CERTIFICATE OF THE SECRETARY


            The undersigned Stephen Lewis, certifies that he is the duly elected, qualified and acting Secretary of FHI LP, Inc. (the "Corporation"), a corporation duly organized and existing under the laws of Nevada, and that as such Secretary he is the keeper of the corporate records and seal of the Corporation.

            The undersigned further certifies:

            1. The Certificate of Incorporation of the Corporation and the By-Laws of the Corporation have not been amended since being delivered under the Existing Credit Agreement.

            2. Attached hereto as Exhibit A is a complete and correct copy of resolutions adopted by the Board of Directors of the Corporation by unanimous written consent as of May 30, 2002; such resolutions have not been amended, modified or revoked and are in full force and effect on the date hereof.

            3. That the person named below is the duly elected, qualified and acting incumbent of the office of the Corporation set out at the left of his name, and the signature at the right of said name is the genuine signature of said officer:

               Title                    Name                    Signature
               -----                    ----                    ---------
      Executive Vice President     Philip B. Arnold      /s/ Philip B. Arnold
                                                        ------------------------

      Chief Financial Officer      Mark E. Liebner       /s/ Mark E. Liebner
                                                        ------------------------

IN WITNESS WHEREOF, I have hereunto set my hand this 30th day of May, 2002.


                                    By:     /s/ Stephen Lewis
                                        ----------------------------
                                          Stephen Lewis, Secretary

                          CERTIFICATE OF THE SECRETARY


            The undersigned Stephen Lewis, certifies that he is the duly elected, qualified and acting Secretary of Vista Hospice Care, Inc. (the "Corporation"), a corporation duly organized and existing under the laws of Delaware, and that as such Secretary he is the keeper of the corporate records and seal of the Corporation.

            The undersigned further certifies:

            1. The Certificate of Incorporation of the Corporation and the By-Laws of the Corporation have not been amended since being delivered under the Existing Credit Agreement.

            2. Attached hereto as Exhibit A is a complete and correct copy of resolutions adopted by the Board of Directors of the Corporation by unanimous written consent as of May 30, 2002; such resolutions have not been amended, modified or revoked and are in full force and effect on the date hereof.

            3. That the person named below is the duly elected, qualified and acting incumbent of the office of the Corporation set out at the left of his name, and the signature at the right of said name is the genuine signature of said officer:

               Title                    Name                    Signature
               -----                    ----                    ---------
      Executive Vice President     Philip B. Arnold      /s/ Philip B. Arnold
                                                        ------------------------

      Chief Financial Officer      Mark E. Liebner       /s/ Mark E. Liebner
                                                        ------------------------

IN WITNESS WHEREOF, I have hereunto set my hand this 30th day of May, 2002.


                                    By:     /s/ Stephen Lewis
                                        ----------------------------
                                          Stephen Lewis, Secretary

                  OMNIBUS UNANIMOUS WRITTEN CONSENT OF DIRECTOR
                                       OF
                            VISTA HOSPICE CARE, INC.
                               VISTACARE USA, INC.
                            FHI HEALTH SYSTEMS, INC.
                                  FHI GP, INC.
                                AND FHI LP, INC.

                                  MAY 30, 2002

      The undersigned, being the duly elected, qualified and acting directors of Vista Hospice Care, Inc., a Delaware corporation, VistaCare USA, Inc. a Delaware corporation, FHI Health Systems, Inc., a Delaware corporation, FHI GP, Inc., a Texas corporation, and FHI LP, Inc., a Nevada corporation (collectively, the "Companies", and each individually, a "Company"), hereby adopts the following resolutions as of the date first set forth above, with the same force and effect as though adopted at a duly called and held meeting of the Board of Directors of each Company.

      RESOLVED:   That each of the Companies enter into an Amended and Restated
                  Loan and Security Agreement dated as of June 3, 2002 (the
                  "Loan Agreement") with each of the other Borrowers named therein (together with the Companies, the "Borrowers") and Healthcare Business Credit Corporation, a Delaware corporation
                  ("Lender"), with an aggregate revolving credit line of up to $30,000,000 and a term loan of $3,000,000, and pursuant to which each of the Borrowers has executed and delivered or shall execute and deliver certain promissory notes evidencing such borrowings as required by the Loan Agreement; and that the officers of each of the Companies (each, an "Officer", and together, the "Officers") be, and each of them acting singly hereby is, authorized in the name and on behalf of their respective Companies to take any actions deemed necessary or appropriate by such Officer to carry out the provisions of the Loan Agreement and to execute and deliver the Loan Agreement, such notes and all other documents and instruments contemplated by the Loan Agreement; and that each Officer of the Companies is hereby authorized to borrow on behalf of such Officer's Company the amount permitted or provided to be borrowed by the Company under the Loan Agreement pursuant to these resolutions; and that such Loan Agreement be in substantially the form presented to the Board of Directors of the Company, with such changes as the Officer or Officers executing the same may, in his or their discretion deem appropriate, the execution and delivery thereof to be conclusive evidence of such determination and of the due authorization of the Board of Directors of the Company.

      FURTHER
      RESOLVED:   That the Revolving Credit Note, the Tranche A Note and the
                  Tranche B Note, each as defined in the Loan Agreement be, and each of them hereby is, approved as adopted; and that the Officers be, and each of them acting singly hereby is, authorized in the name and on behalf of their respective Company to execute and deliver the Revolving Credit Note, the Tranche A Note and the Tranche B
                  Note and to execute and deliver any and all other documents and instruments contemplated therein, with such changes as the Officer or Officers executing the same may, in his or their discretion deem appropriate, the execution and delivery thereof to be conclusive evidence of such determination and the due authorization of the Board of Directors of each of the Companies.

      FURTHER
      RESOLVED:   That the Term Note, as defined in the Loan Agreement be, and it hereby is, approved and adopted; and that the Officers be, and each of them acting singly hereby is, authorized in the name and on behalf of their respective Company to execute and deliver the Term Note, and to execute and deliver any and all other documents contemplated therein, with such changes as the Officer or Officers executing the same may, in his or their discretion deem appropriate, the execution and delivery thereof to be conclusive evidence of such determination and the due authorization of the Board of Directors of each of the Companies.

      FURTHER
      RESOLVED:   That the one or more Depository Agreements, as defined in the
                  Loan Agreement be, and each of them hereby is, approved and adopted; and that the Officers be, and each of them acting singly hereby is, authorized in the name and on behalf of the Company to execute and deliver the Depository Agreements, and to execute and deliver any and all other documents and instruments contemplated therein, with such changes as the Officer or Officers executing the same may, in his or their discretion deem appropriate, the execution and delivery thereof to be conclusive evidence of such determination and of the due authorization and approval of the Board of Directors of each of the Companies.

      FURTHER
      RESOLVED:   That the Companies, in connection with the Loan Agreement, grant to the Lender a security interest in its assets pursuant to the Loan Agreement and in connection therewith to enter into such other agreements as may be requested by the Lender;
                  and that the Officers be, an each of them acting singly hereby is, authorized to execute from time to time agreements, any documents and amendments as are deemed necessary or appropriate by Lender to collateralize the borrowings under the Loan Agreement and maintain a prior and perfected interest in the Collateral, as defined in the Loan Agreement, in favor of the Lender.

      FURTHER
      RESOLVED:   That each of the companies shall, and that the Officers be, and each of them acting singly hereby is, authorized to execute such resolutions, consents and other approvals as may be necessary, desireable or helpful to authorize any Borrower of which such Company is a partner or shareholder.

      FURTHER
      RESOLVED:   That any actions previously taken by any Officers in
                  connection with the foregoing resolutions are approved and ratified in all respects and that the Officer be, and each of them acting singly hereby is, authorized in the name and on behalf of their respective Companies to execute and deliver such other agreements, documents and instruments as may be necessary or desirable in connection with the transactions contemplated by the foregoing resolutions, such agreements, documents and instruments to be in the form that the Officer or Officers executing the same may, in his or their discretion, deem appropriate and that the Officers be, and each of the acting singly hereby is, authorized to take all such further action as may be necessary or desirable to carry out the foregoing resolutions and the transactions contemplated thereby.

      IN WITNESS WHEREOF, this written consent has been executed as of the date first written above.



                                     /s/ Richard R. Slager
                                    ------------------------------------
                                    Richard R. Slager

                       CERTIFICATE OF THE GENERAL PARTNER


            The undersigned FHI GP, Inc., certifies that it is the sole General Partner of FHI Management, Ltd. (the "Partnership"), a limited partnership duly organized and existing under the laws of Texas, and that as such General Partner it is the keeper of the records of the Partnership.

            The undersigned further certifies:

            1. The Certificate of Limited Partnership of the Partnership and the Limited Partnership Agreement of the Partnership have not been amended since being delivered under the Existing Credit Agreement.

            2. Attached hereto as Exhibit A is a complete and correct copy of resolutions adopted by the General Partner of the Partnership as of May 30, 2002; such resolutions have not been amended, modified or revoked and are in full force and effect on the date hereof.

            3. That the person named below is the duly elected, qualified and acting incumbent of the office of the General Partner set out at the left of his name, and the signature at the right of said name is the genuine signature of said officer:

               Title                    Name                    Signature
               -----                    ----                    ---------
      Executive Vice President     Philip B. Arnold      /s/ Philip B. Arnold
                                                        ------------------------

      Chief Financial Officer      Mark E. Liebner       /s/ Mark E. Liebner
                                                        ------------------------

IN WITNESS WHEREOF, I have hereunto set my hand this 30th day of May, 2002.

                                 FHI GP, INC.,
                                 As Sole General Partner of FHI Management, Ltd.


                                 By:     /s/ Stephen Lewis
                                      ------------------------
                                      Stephen Lewis, Secretary

                       CERTIFICATE OF THE GENERAL PARTNER


            The undersigned FHI GP, Inc., certifies that it is the sole General Partner of Family Hospice, Ltd. (the "Partnership"), a limited partnership duly organized and existing under the laws of Texas, and that as such General Partner it is the keeper of the records of the Partnership.

            The undersigned further certifies:

            1. The Certificate of Limited Partnership of the Partnership and the Limited Partnership Agreement of the Partnership have not been amended since being delivered under the Existing Credit Agreement.

            2. Attached hereto as Exhibit A is a complete and correct copy of resolutions adopted by the General Partner of the Partnership as of May 30, 2002; such resolutions have not been amended, modified or revoked and are in full force and effect on the date hereof.

            3. That the person named below is the duly elected, qualified and acting incumbent of the office of the General Partner set out at the left of his name, and the signature at the right of said name is the genuine signature of said officer:

               Title                    Name                    Signature
               -----                    ----                    ---------
      Executive Vice President     Philip B. Arnold      /s/ Philip B. Arnold
                                                        ------------------------

      Chief Financial Officer      Mark E. Liebner       /s/ Mark E. Liebner
                                                        ------------------------

IN WITNESS WHEREOF, I have hereunto set my hand this 30th day of May, 2002.

                                 FHI GP, INC.,
                                 As Sole General Partner of Family Hospice, Ltd.


                                 By:    /s/ Stephen Lewis
                                     ------------------------
                                     Stephen Lewis, Secretary

                       OMNIBUS CONSENT OF GENERAL PARTNER
                                       OF
                              FAMILY HOSPICE, LTD.
                                       AND
                              FHI MANAGEMENT, LTD.

                                  MAY 30, 2002

      The undersigned, being the sole General Partner of Family Hospice, Ltd., a Texas limited partnership and FHI Management, Ltd., a Texas limited partnership (each a "Partnership" and collectively, the "Partnerships"), hereby consents to the following resolutions of the Partnerships as of the date first set forth above.

      RESOLVED:   That each of the Partnerships enter into an Amended and
                  Restated Loan and Security Agreement dated as of June 3, 2002
                  (the "Loan Agreement") with each of the other Borrowers named therein (together with the Partnerships, the "Borrowers") and Healthcare Business Credit Corporation, a Delaware corporation
                  ("Lender"), with an aggregate revolving credit line of up to $30,000,000 and a term loan of $3,000,000, and pursuant to which each of the Borrowers has executed and delivered or shall execute and deliver certain promissory notes evidencing such borrowings as required by the Loan Agreement; and that each of Philip B. Arnold and Mark E. Liebner (each, an
                  "Officer", and together, the "Officers") be, and each of them acting singly hereby is, authorized in the name and on behalf of the Partnerships to take any actions deemed necessary or appropriate by such Officer to carry out the provisions of the Loan Agreement and to execute and deliver the Loan Agreement, such notes and all other documents and instruments contemplated by the Loan Agreement; and that each Officer of the Partnerships is hereby authorized to borrow on behalf of such Officer's Partnership the amount permitted or provided to be borrowed by the Partnership under the Loan Agreement pursuant to these resolutions; and that such Loan Agreement be in substantially the form presented to the General Partner, with such changes as the Officer or Officers executing the same may, in his or their discretion deem appropriate, the execution and delivery thereof to be conclusive evidence of such determination and of the due authorization of the General
                  Partner.

      FURTHER
      RESOLVED:   That the Revolving Credit Note, the Tranche A Note and the
                  Tanche B Note, each as defined in the Loan Agreement be, and each of them hereby is, approved as adopted; and that the Officers be, and each of them acting singly hereby is, authorized in the name and on behalf of the Partnerships to execute and deliver the Revolving Credit Note, the Tranche A
                  Note and the Tranche B Note and to execute and deliver any and all other documents and instruments contemplated therein, with such changes as the

                  Officer or Officers executing the same may, in his or their discretion deem appropriate, the execution and delivery thereof to be conclusive evidence of such determination and the due authorization of the General Partner.

      FURTHER
      RESOLVED:   That the Term Note, as defined in the Loan Agreement be, and it hereby is, approved and adopted; and that the Officers be, and each of them acting singly hereby is, authorized in the name and on behalf of the Partnerships to execute and deliver the Term Note, and to execute and deliver any and all other documents contemplated therein, with such changes as the Officer or Officers executing the same may, in his or their discretion deem appropriate, the execution and delivery thereof to be conclusive evidence of such determination and the due authorization of the General Partner.

      FURTHER
      RESOLVED:   That the one or more Depository Agreements, as defined in the
                  Loan Agreement be, and each of them hereby is, approved and adopted; and that the Officers be, and each of them acting singly hereby is, authorized in the name and on behalf of the Partnerships to execute and deliver the Depository Agreements, and to execute and deliver any and all other documents and instruments contemplated therein, with such changes as the Officer or Officers executing the same may, in his or their discretion deem appropriate, the execution and delivery thereof to be conclusive evidence of such determination and of the due authorization and approval of the General Partner.

      FURTHER
      RESOLVED:   That each of the Partnerships, in connection with the Loan
                  Agreement, grant to the Lender a security interest in its assets pursuant to the Loan Agreement and in connection therewith to enter into such other agreements as may be requested by the Lender; and that the Officers be, an each of them acting singly hereby is, authorized to execute from time to time agreements, any documents and amendments as are deemed necessary or appropriate by Lender to collateralize the borrowings under the Loan Agreement and maintain a prior and perfected interest in the Collateral, as defined in the Loan
                  Agreement, in favor of the Lender.

      FURTHER
      RESOLVED:   That any actions previously taken by any Officer of the
                  Partnerships in connection with the foregoing resolutions are approved and ratified in all respects and that the Officer be, and each of them acting singly hereby is, authorized in the name and on behalf of the Partnerships to execute and deliver such other agreements, documents and instruments as may be necessary or desirable in connection with the transactions contemplated by the foregoing resolutions, such agreements, documents and instruments to be in the form that the Officer or Officers executing the same may, in his or their discretion, deem appropriate and that the Officers of the Partnerships be, and each of the acting singly hereby is, authorized to take all such further action as may be necessary or desirable to carry out the foregoing resolutions and the transactions contemplated thereby.

IN WITNESS WHEREOF, this consent has been executed as of the date first written above.

                                                FHI GP, INC.,
                                                as Sole General Partner
                                                of Family Hospice, Ltd.
                                                and FHI Management, Ltd.


                                                By: /s/ Richard R. Slager
                                                   -------------------------
                                                Name: Richard R. Slager
                                                Title: President